Exhibit 99.4

Form 10-K, Item 15. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this Annual Report on Form 10-K:

(1) Consolidated Financial Statements:

(2) Consolidated Financial Statement Schedule:

Page
Schedule II — Valuation and Qualifying Accounts and Reserves	76

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or related notes.

(3) Exhibit Index:

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Reorganization Agreement, dated as of May 11, 1999, among Motorola, Inc., SCG Holding Corporation and Semiconductor Components Industries LLC. (incorporated by reference from Exhibit 2.1 to Registration Statement No. 333-90359 filed with the Commission on November 5, 1999)†

2.2	Agreement and Plan of Recapitalization and Merger, as amended, dated as of May 11, 1999, among SCG Holding Corporation, Semiconductor Components Industries, LLC, Motorola, Inc., TPG Semiconductor Holdings LLC, and TPG Semiconductor Acquisition Corp. (incorporated by reference from Exhibit 2.2 to Registration Statement No. 333-90359 filed with the Commission on November 5, 1999)†

2.3	Amendment No. 1 to Agreement and Plan of Recapitalization and Merger, dated as of July 28, 1999, among SCG Holding Corporation, Semiconductor Components Industries, LLC, Motorola, Inc., TPG Semiconductor Holdings LLC, and TPG Semiconductor Acquisition Corp. (incorporated by reference from Exhibit 2.3 to Registration Statement No. 333-90359 filed with the Commission on November 5, 1999)†

3.1(a)	Amended and Restated Certificate of Incorporation of ON Semiconductor Corporation as of August 1, 2002 (incorporated by reference from Exhibit 3.1(a) of Second Quarter 2002 Form 10-Q filed with the Commission on August 12, 2002)

3.1(b)	Certificate of Elimination of ON Semiconductor Corporation relating to the Certificate of Designations with respect to the Series A Cumulative Convertible Preferred Stock(1)

Exhibit No.	Exhibit Description
3.2	Amended and Restated Bylaws of ON Semiconductor Corporation (incorporated by reference from Exhibit 3.2 to the Corporation’s Form 10-K filed with the Commission on March 10, 2004)

4.1	Specimen of share certificate of Common Stock, par value $.01, ON Semiconductor Corporation (incorporated by reference from Exhibit 4.1 to the Corporation’s Form 10-K filed with the Commission on March 10, 2004)

4.2	Investment Agreement, dated as of September 7, 2001, between TPG ON Holdings LLC and ON Semiconductor Corporation (incorporated by reference from Exhibit 4.2 to the Corporation’s Form 8-K Current Report filed with the Commission on September 7, 2001)

4.3(a)	Registration Rights Agreement, dated as of September 7, 2001, between TPG ON Holdings LLC and ON Semiconductor Corporation (incorporated by reference from Exhibit 4.3 to the Corporation’s Form 8-K Current Report filed with the Commission on September 7, 2001)

4.3(b)	Amendment No. 1 to Registration Rights Agreement between TPG ON Holdings LLC and ON Semiconductor Corporation, dated December 27, 2005(1)

4.4	Subordination Agreement, dated as of September 7, 2001, by and between TPG ON Holdings LLC and ON Semiconductor Corporation, for the benefit of Senior Creditors (incorporated by reference from Exhibit 4.4 to the Corporation’s Form 8-K Current Report filed with the Commission on September 7, 2001)

4.5	Exchange Offer and Registration Rights Agreement, dated August 4, 1999, Semiconductor Components Industries, LLC, SCG Holding Corporation, the subsidiary guarantors of SCG Holding Corporation (incorporated by reference from Exhibit 4.5 to Registration Statement No. 333-90359 filed with the Commission on November 5, 1999)

4.6	Indenture regarding Zero Coupon Convertible Senior Subordinated Notes due 2024 dated as of April 6, 2004, between ON Semiconductor Corporation, Semiconductor Components Industries, LLC, SCG (Malaysia SMP) Holding Corporation, SCG (Czech) Holding Corporation, SCG (China) Holding Corporation, Semiconductor Components Industries Puerto Rico, Inc., Semiconductor Components Industries of Rhode Island, Inc., SCG International Development LLC and Semiconductor Components Industries International of Rhode Island, Inc., as guarantors and Wells Fargo Bank, N.A., a national banking association, as trustee (incorporated by reference from Exhibit 4.1 of Second Quarter 2004 Form 10-Q filed with the Commission on August 6, 2004)

4.7	Form of Note for Zero Coupon Convertible Senior Subordinated Notes due 2024 (incorporated by reference from Exhibit 4.2 of Second Quarter 2004 Form 10-Q filed with the Commission on August 6, 2004)

4.8	Registration Rights Agreement for Zero Coupon Convertible Senior Subordinated Notes due 2024 dated as of April 6, 2004, between ON Semiconductor Corporation and Morgan Stanley & Co. Incorporated, Credit Suisse First Boston LLC and J.P. Morgan Securities Inc. (incorporated by reference from Exhibit 4.3 of Second Quarter 2004 Form 10-Q filed with the Commission on August 6, 2004)

4.9	Indenture regarding the 1.875% Convertible Senior Subordinated Notes due 2025, dated as of December 21, 2005, between ON Semiconductor Corporation, Semiconductor Components Industries, LLC, SMG (Malaysia SMP) Holding Corporation, SCG (Czech) Holding Corporation, SCG (China) Holding Corporation, Semiconductor Components Industries Puerto Rico, Inc., Semiconductor Components Industries of Rhode Island, Inc., SCG International Development LLC and Semiconductor Components Industries International of Rhode Island, Inc. as guarantors and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (incorporated by reference from Exhibit 4.1 to the Corporation’s Form 8-K filed with the Commission on December 27, 2005)

Exhibit No.	Exhibit Description
4.10	Form of Note for the 1.875% Senior Subordinated Notes due 2025 between ON Semiconductor Corporation and Deutsche Bank Trust Company Americas (incorporated by reference from Exhibit 4.2 to the Corporation’s Form 8-K filed with the Commission on December 27, 2005)

4.11	Registration Rights Agreement for the 1.875% Convertible Senior Subordinated Notes due 2025, dated as of December 21, 2005, between the ON Semiconductor Corporation and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference from Exhibit 4.3 to the Corporation’s Form 8-K filed with the Commission on December 27, 2005)

4.12	Conversion and Termination Agreement dated November 10, 2005, by and between ON Semiconductor Corporation and TPG ON Holdings LLC, to convert the Company’s Series A Cumulative Preferred Stock owned by TPG into approximately 49 million shares of common stock (incorporated by reference from Exhibit 10.1 to the Corporation’s Form 8-K filed with the Commission on November 15, 2005)

10.1(a)	Guarantee Agreement, dated as of August 4, 1999, among SCG Holding Corporation, the subsidiary guarantors of SCG Holding Corporation that are signatories thereto, and The Chase Manhattan Bank, as collateral agent (incorporated by reference from Exhibit 10.3 to Registration Statement No. 333-90359 filed with the Commission on November 5, 1999)

10.1(b)	Supplement No.1 dated as of April 3, 2000 to the Guarantee Agreement dated as of August 4, 1999, among SCG Holding Corporation, each of the subsidiaries listed on Schedule I thereto, and The Chase Manhattan Bank, as collateral agent(1)

10.2	Stock Purchase Agreement dated March 8, 2000 among Semiconductor Components Industries, LLC, SCG Holding Corporation and The Cherry Corporation (incorporated by reference from Exhibit 10.3 to Registration Statement No. 333-30670 filed with the Commission on April 7, 2000)

10.3	Amended and Restated Intellectual Property Agreement, dated August 4, 1999, among Semiconductor Components Industries, LLC and Motorola, Inc. (incorporated by reference from Exhibit 10.5 to Registration Statement No. 333-90359 filed with the Commission on January 11, 2000)††

10.4	Employee Matters Agreements, as amended, dated July 30, 1999, among Semiconductor Components Industries, LLC, SCG Holding Corporation and Motorola, Inc. (incorporated by reference from Exhibit 10.7 to Registration Statement No. 333-90359 filed with the Commission on January 11, 2000)

10.5(a)	SCG Holding Corporation 1999 Founders Stock Option Plan (incorporated by reference from Exhibit 10.14 to Registration Statement No. 333-90359 filed with the Commission on November 5, 1999)(2)

10.5(b)	Form of Stock Option Grant Agreement to 1999 Founders Stock Option Plan (incorporated by reference from Exhibit 10.9 of Second Quarter 2004 Form 10-Q filed with the Commission on August 6, 2004)(2)

10.6	Lease for 52nd Street property, dated July 31, 1999, among Semiconductor Components Industries, LLC as Lessor, and Motorola Inc. as Lessee (incorporated by reference from Exhibit 10.16 Registration Statement No. 333-90359 filed with the Commission on November 5, 1999)

10.7	Declaration of Reciprocal Covenants, Easement of Restrictions and Options to Purchase and Lease, dated July 31, 1999, among Semiconductor Components Industries, LLC and Motorola, Inc. (incorporated by reference from Exhibit 10.17 to Registration Statement No. 333-90359 filed with the Commission on November 5, 1999)

Exhibit No.	Exhibit Description
10.8(a)	Employment Agreement, dated as of October 27, 1999, between Semiconductor Components Industries, LLC and William George (incorporated by reference from Exhibit 10.21 to Registration Statement No. 333-90359 filed with the Commission on November 5, 1999)(2)

10.8(b)	Amendment to Employment Agreement, dated as of October 1, 2001, among ON Semiconductor Corporation, Semiconductor Components Industries, LLC and William George (incorporated by reference from Exhibit 10.20(b) to the Corporation’s Form 10-K filed with the Commission on March 29, 2002)(2)

10.8(c)	Amendment to Employment Agreement, dated as of August 5, 2003, among ON Semiconductor Corporation, Semiconductor Components Industries, LLC and William George (incorporated by reference from Exhibit 10.1 of Third Quarter 2003 Form 10-Q filed with the Commission on November 7, 2003)(2)

10.8(d)	Amendment to Employment Agreement with William George dated February 17, 2005 (incorporated by reference from Exhibit 10.1 to the Corporation’s Form 8-K filed with the Commission on February 18, 2005)(2)

10.9	Non-qualified Stock Option Agreement (form of agreement for William George) (incorporated by reference from Exhibit 10.2 to the Corporation’s Form 8-K filed with the Commission on February 18, 2005)(2)

10.10(a)	2000 Stock Incentive Plan as amended and restated May 19, 2004 (incorporated by reference from Exhibit 10.7 of Second Quarter 2004 Form 10-Q filed with the Commission on August 6, 2004)(2)

10.10(b)	2000 Stock Incentive Plan — non-qualified stock option agreement (incorporated by reference from Exhibit 10.35(d) to Registration Statement No. 333-30670 filed with the Commission on March 24, 2000)(2)

10.10(c)	2000 Stock Incentive Plan — incentive stock option agreement (incorporated by reference from Exhibit 10.35(c) to Registration Statement No. 333-30670 filed with the Commission on March 24, 2000)(2)

10.10(d)	2000 Stock Incentive Plan — ON Ownership program grant agreement (incorporated by reference from Exhibit 10.33(b) to Registration Statement No. 333-30670 filed with the Commission on March 24, 2000)(2)

10.10(e)	Non-qualified Stock Option Agreement for Senior Vice Presidents and Above (form of agreement) (incorporated by reference from Exhibit 10.5 to the Corporation’s Form 8-K filed with the Commission on February 16, 2005)(2)

10.10(f)	Performance Based Stock Option Agreement (Peter Green) dated as of February 10, 2005 (incorporated by reference from Exhibit 10.3 to the Corporation’s Form 8-K filed with the Commission on February 16, 2005)(2)

10.10(g)	Performance Based Stock Option Agreement (Larry Sims) dated as of February 10, 2005 (incorporated by reference from Exhibit 10.4 to the Corporation’s Form 8-K filed with the Commission on February 16, 2005)(2)

10.10(h)	Non-qualified Stock Option Agreement for Directors (form of standard agreement) (incorporated by reference from Exhibit 10.2 to the Corporation’s Form 8-K filed with the Commission on February 16, 2005)(2)

10.10(i)	Non-qualified Stock Option Agreement for Directors (J. Daniel McCranie) dated as of February 10, 2005 (incorporated by reference from Exhibit 10.1 to the Corporation’s Form 8-K filed with the Commission on February 16, 2005)(2)

Exhibit No.	Exhibit Description
10.11	2000 Employee Stock Purchase Plan as amended and restated May 19, 2004 (incorporated by reference from Exhibit 10.8 of Second Quarter 2004 Form 10-Q filed with the Commission on August 6, 2004)(2)

10.12	ON Semiconductor 2002 Executive Incentive Plan (incorporated by reference from Exhibit 10.1 of Second Quarter 2002 Form 10-Q filed with the Commission on August 12, 2002)(2)

10.13	Employee Incentive Plan January 2002 (incorporated by reference from Exhibit 10.2 of Second Quarter 2002 Form 10-Q filed with the Commission on August 12, 2002)(2)

10.14(a)	Loan Facility Agreement, between Leshan-Phoenix Semiconductor Company Limited and Industrial & Commercial Bank of China, Leshan City Branch, for loan in an amount up to $20 million, dated November 17, 2000 (incorporated by reference from Exhibit 10.1 of Second Quarter 2001 Form 10-Q filed with the Commission on August 13, 2001)

10.14(b)	Letter for Loan Extension Application for a loan in an amount up to $20 million, dated November 5, 2003, from Leshan-Phoenix Semiconductor Co. Ltd. to ICBC, Leshan City Branch (incorporated by reference from Exhibit 10.32(b) to the Corporation’s Form 10-K filed with the Commission on March 10, 2004)

10.14(c)	Loans Renewal Agreement between Leshan Phoenix Semiconductor Co. Ltd. and Industrial and Commercial Bank of China, Leshan City Branch for a loan in an amount up to $20 million, dated March 5, 2004 Branch (incorporated by reference from Exhibit 10.32(c) to the Corporation’s Form 10-K filed with the Commission on March 10, 2004)

10.14(d)	Supplemental Loan Agreement between Leshan-Phoenix Semiconductor Company Limited and Industrial & Commercial Bank of China dated July 14, 2005, amending and supplementing a related Loan Facility Agreement dated November 17, 2000 (incorporated by reference from Exhibit 10.3 in the Corporation’s Form 10-Q filed with the Commission on August 3, 2005)

10.15(a)	Loan Agreement between SCG Japan Ltd. and Development Bank of Japan, for loan in an amount up to $26.1 million, dated October 27, 2000 (incorporated by reference from Exhibit 10.2 of Second Quarter 2001 Form 10-Q filed with the Commission on August 13, 2001)

10.15(b)	Guaranty Agreement, executed by Semiconductor Components Industries, LLC on October 27, 2000, in connection with Loan Agreement between SCG Japan Ltd. and Development Bank of Japan, for loan in an amount up to $26.1 million (incorporated by reference from Exhibit 10.3 of Second Quarter 2001 Form 10-Q filed with the Commission on August 13, 2001)

10.16(a)	Employment Agreement effective as of March 28, 2002, between Semiconductor Components Industries, LLC and William Bradford (incorporated by reference from Exhibit 10.4 of First Quarter 2002 Form 10-Q filed with the Commission on May 9, 2002)(2)

10.16(b)	Amendment No. 1 to Employment Agreement for William Bradford, executed on March 20, 2003, by and between Semiconductor Components Industries, LLC and William Bradford (incorporated by reference from Exhibit 10.39(b) to Registration Statement No. 333-104927 filed with the Commission on May 1, 2003)(2)

10.17	Joint Venture Contract for Leshan-Phoenix Semiconductor Company Limited, amended on November 5, 2004 between SCG (China) Holding Corporation and Leshan Radio Company Ltd. (incorporated by reference from Exhibit 10.27 of Fourth Quarter 2004 Form 10-K filed with the Commission on March 31, 2005)

10.18(a)	Employment Agreement, dated as of November 10, 2002, between ON Semiconductor Corporation and Keith Jackson (incorporated by reference from Exhibit 10.50(a) of Fourth Quarter 2002 Form 10-K filed with the Commission on March 25, 2003)(2)

Exhibit No.	Exhibit Description
10.18(b)	Letter Agreement dated as of November 19, 2002, between ON Semiconductor Corporation and Keith Jackson (incorporated by reference from Exhibit 10.50(b) of Fourth Quarter 2002 Form 10-K filed with the Commission on March 25, 2003)(2)

10.18(c)	Amendment No. 2 to Employment Agreement between ON Semiconductor Corporation and Keith Jackson dated as of March 21, 2003(1)(2)

10.18(d)	Amendment No. 3 to Employment Agreement between ON Semiconductor Corporation and Keith Jackson dated as of May 19, 2005 (incorporated by reference from Exhibit 10.1 in the Corporation’s Form 10-Q filed with the Commission on August 3, 2005)(2)

10.18(e)	Amendment No. 4 to Employment Agreement between ON Semiconductor Corporation and Keith Jackson dated as of February 14, 2006 (incorporated by reference from Exhibit 10.1 in the Corporation’s Form 8-K filed with the Commission on February 17, 2006)(2)

10.19(a)	Security Agreement dated as of August 4, 1999, as amended and restated as of March 3, 2003, among Semiconductor Components Industries, LLC, ON Semiconductor Corporation, the subsidiary guarantors of ON Semiconductor Corporation that are signatories thereto, and JPMorgan Chase Bank, as collateral agent for the Secured Parties (incorporated by reference from Exhibit 10.54 of Fourth Quarter 2002 Form 10-K filed with the Commission on March 25, 2003)

10.19(b)	Supplement No. 1, dated as of September 23, 2003, to the Security Agreement dated as of August 4, 1999 as amended and restated as of March 3, 2003, by and among Semiconductor Components Industries, LLC, the borrower, ON Semiconductor Corporation, and the subsidiary guarantors of ON Semiconductor that are signatories thereto, in favor of JPMorgan Chase Bank, as collateral agent for certain secured parties (incorporated by reference from Exhibit 10.5 of Third Quarter 2003 Form 10-Q filed with the Commission on November 7, 2003)

10.20(a)	Pledge Agreement, dated as of August 4, 1999, as amended and restated as of March 3, 2003, among Semiconductor Components Industries, LLC, ON Semiconductor Corporation, the subsidiary guarantors of ON Semiconductor Corporation that are signatories thereto, and JPMorgan Chase Bank, as collateral agent for the Secured Parties (incorporated by reference from Exhibit 10.55 of Fourth Quarter 2002 Form 10-K filed with the Commission on March 25, 2003)

10.20(b)	Amendment dated as of April 22, 2004 to (a) the Pledge Agreement dated as of August 4, 1999, as amended and restated as of March 3, 2003, among Semiconductor Components Industries, LLC (the “Borrower”), ON Semiconductor Corporation (“Holdings”), and the subsidiaries of Holdings party thereto and JPMorgan Chase Bank (“JPMCB”), as collateral agent for the certain secured parties, and (b) the Security Agreement dated as of August 4, 1999, as amended and restated as of March 3, 2003, among the Borrower, Holdings, the subsidiaries of Holdings party thereto and JPMCB, as collateral agent (incorporated by reference from Exhibit 10.5 of Second Quarter 2004 Form 10-Q filed with the Commission on August 6, 2004)

10.21	Collateral Assignment dated as of August 4, 1999, as amended and restated as of March 3, 2003, between Semiconductor Components Industries, LLC and JPMorgan Chase Bank, as collateral agent for the Secured Parties, relating to the 12% Senior Secured Notes due 2010 (incorporated by reference from Exhibit 10.56 of Fourth Quarter 2002 Form 10-K filed with the Commission on March 25, 2003)

10.22	Employment Agreement, effective May 26, 2005, between Semiconductor Components Industries, LLC and Donald Colvin (incorporated by reference from Exhibit 10.1 to the Corporation’s Form 8-K filed with the Commission on May 27, 2005)(2)

10.23	Letter Agreement relating to the employment of Peter Zdebel, dated as of March 31, 2003, by and between Semiconductor Components Industries, LLC and Peter Zdebel (incorporated by reference from Exhibit 10.58 to Registration Statement No. 333-104927 filed with the Commission on May 1, 2003)(2)

Exhibit No.	Exhibit Description
10.24	Amendment and Restatement Agreement, dated as of February 6, 2006 among ON Semiconductor Corporation (“Holdings”), Semiconductor Components Industries, LLC (“Borrower”), the lendors party hereto, and JPMorgan Chase Bank, N.A. as administrative agent, under the Credit Agreement dated as of August 4, 1999, as amended and restated as of December 23, 2004 and as amended as of November 4, 2005, among Holdings, the Borrower, the lenders party thereto, and the administrative agent(1)

10.25	Amended and Restated Credit Agreement, dated as of August 4, 1999, as amended and restated as of February 6, 2006, among ON Semiconductor Corporation, Semiconductor Component Industries, LLC, as borrower, the lenders party hereto, and JPMorgan Chase Bank, N.A. as administrative agent (Exhibit A to the Amendment and Restatement Agreement filed as Exhibit 10.24 hereto)(1)

10.26	Reaffirmation Agreement, dated as of February 6, 2006 among ON Semiconductor Corporation, Semiconductor Components Industries, LLC, the subsidiary guarantors of ON Semiconductor that are signatories thereto, and JPMorgan Chase Bank, N.A. as administrative agent, issuing bank and collateral agent for the benefit of the lenders(1)

10.27(a)	Loan Agreement executed on December 12, 2003, between China Construction Bank Sichuan Branch and Leshan-Phoenix Semiconductor Company LTD, for a loan in an amount up to $48 million Branch (incorporated by reference from Exhibit 10.56(a) to the Corporation’s Form 10-K filed with the Commission on March 10, 2004 and Form 10-K/A filed with the Commission on March 22, 2004)

10.27(b)	Amendment No. 1 to Loan Agreement between Leshan-Phoenix Semiconductor Company Limited and China Construction Bank dated as of July 27, 2005 (incorporated by reference from Exhibit 10.2 in the Corporation’s Form 10-Q filed with the Commission on August 3, 2005)

10.27(c)	Mortgage Agreement executed on December 12, 2003, between China Construction Bank, Sichuan Branch and Leshan-Phoenix Semiconductor Company Ltd. relating to the loan in an amount up to $48 million Branch (incorporated by reference from Exhibit 10.32(c) to the Corporation’s Form 10-K filed with the Commission on March 10, 2004 and Form 10-K/A filed with the Commission on March 22, 2004)

10.27(d)	Confirmation for Extension of Tranche B Loan, in an amount up to $24 million, dated as of January 3, 2004, from China Construction Bank, Sichuan Branch to Leshan-Phoenix Semiconductor Company Ltd. Branch (incorporated by reference from Exhibit 10.56(b) to the Corporation’s Form 10-K filed with the Commission on March 10, 2004 and Form 10-K/A filed with the Commission on March 22, 2004)

10.28	Employment Agreement, effective May 26, 2005, between Semiconductor Components Industries, LLC and George H. Cave (incorporated by reference from Exhibit 10.2 to the Corporation’s Form 8-K filed with the Commission on May 27, 2005)(2)

14	ON Semiconductor Corporation Code of Business Conduct effective as of September 19, 2005 (incorporated by reference from Exhibit 14 to the Corporation’s Form 8-K filed with the Commission on September 20, 2005)

21.1	List of Significant Subsidiaries(1)

23.1	Consent of Independent Registered Public Accounting Firm — PricewaterhouseCoopers LLP(1)

24.1	Powers of Attorney(1)

31.1	Certification by CEO pursuant to Rule 13a-14(a) or 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002(1)

Exhibit No.	Exhibit Description
31.2	Certification by CFO pursuant to Rule 13a-14(a) or 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002(1)

32	Certification by CEO and CFO pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002(1)

99.1	Stockholders Agreement dated as of August 4, 1999 among SCG Holding Corporation, TPG Semiconductor Holdings, LLC and Motorola, Inc. (incorporated by reference from Exhibit 99.5 to Registration Statement No. 333-90359 filed with the Commission on November 5, 1999)

(1)	Filed herewith.
(2)	Management contract or compensatory plan, contract or arrangement.
†	Schedules or other attachments to these exhibits not filed herewith shall be furnished to the Commission upon request.
††	Portions of these exhibits have been omitted pursuant to a request for confidential treatment

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 22, 2006

ON SEMICONDUCTOR CORPORATION (Registrant)

By:	/s/ KEITH D. JACKSON
Name: Keith D. Jackson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Titles	Date

/s/ KEITH D. JACKSON Keith D. Jackson	President, Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2006

/s/ DONALD COLVIN Donald Colvin	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2006

* J. Daniel McCranie	Chairman of the Board of Directors	February 22, 2006

* Richard W. Boyce	Director	February 22, 2006

* Kevin Burns	Director	February 22, 2006

* Justin T. Chang	Director	February 22, 2006

* Curtis Crawford	Director	February 22, 2006

* Jerome N. Gregoire	Director	February 22, 2006

* Emmanuel T. Hernandez	Director	February 22, 2006

* John W. Marren	Director	February 22, 2006

* Robert H. Smith	Director	February 22, 2006

*By:	/s/ DONALD COLVIN Donald Colvin	Attorney in Fact	February 22, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Of ON Semiconductor Corporation:

We have completed integrated audits of ON Semiconductor Corporation’s 2005 and 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2005, and an audit of its 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedule

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of ON Semiconductor Corporation and its subsidiaries at December 31, 2005 and December 31, 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 4 to the consolidated financial statements, the Company changed its method of accounting for unrecognized net actuarial gains or losses relating to its defined benefit pension obligation effective January 1, 2003.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (not presented herein), that the Company maintained effective internal control over financial reporting as of December 31, 2005 based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control—Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona

February 22, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in segment reporting discussed in note 18, as to which the date is December 8, 2006.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(in millions, except share and per share data)

	December 31,
	2005	2004
Assets
Cash and cash equivalents	$233.3	$105.7
Short-term investments	—	80.0
Receivables, net	160.2	131.5
Inventories, net	169.5	193.4
Other current assets	29.9	23.6
Deferred income taxes	7.4	2.8

Total current assets	600.3	537.0
Property, plant and equipment, net	438.5	472.0
Goodwill	77.3	77.3
Other assets	32.4	23.8

Total assets	$1,148.5	$1,110.1

Liabilities, Minority Interests, Redeemable Preferred Stock and Stockholders’ Deficit
Accounts payable	$137.3	$104.4
Accrued expenses	83.9	100.4
Income taxes payable	5.5	2.4
Accrued interest	0.6	1.2
Deferred income on sales to distributors	97.1	96.7
Current portion of long-term debt	73.9	20.0

Total current liabilities	398.3	325.1
Long-term debt	993.1	1,131.8
Other long-term liabilities	31.4	32.2
Deferred income taxes	1.2	2.3

Total liabilities	1,424.0	1,491.4

Commitments and contingencies (See Note 15)

Minority interests in consolidated subsidiaries	24.8	25.4

Series A cumulative, convertible, redeemable preferred stock ($0.01 par value 10,000 shares authorized, 0 and 10,000 shares issued and outstanding; 8% annual dividend rate; redemption value — $0 and $131.7) (See Note 9)	—	131.1

Common stock ($0.01 par value, 500,000,000 shares authorized, 310,637,499 and 254,790,578 shares issued and outstanding)	3.1	2.5
Additional paid-in capital	1,252.7	1,116.0
Accumulated other comprehensive income	0.7	1.1
Accumulated deficit	(1,556.8)	(1,657.4)

Total stockholders’ deficit	(300.3)	(537.8)

Total liabilities, minority interests, redeemable preferred stock and stockholders’ deficit	$1,148.5	$1,110.1

See accompanying notes to consolidated financial statements.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Year Ended December 31,
	2005	2004	2003
Revenues	$1,260.6	$1,266.9	$1,069.1
Cost of revenues	842.1	857.0	768.4

Gross profit	418.5	409.9	300.7

Operating expenses:
Research and development	93.7	94.4	85.5
Selling and marketing	79.3	73.8	63.0
General and administrative	74.6	72.2	69.2
Amortization of goodwill and intangibles	—	—	5.9
Restructuring, asset impairments and other, net	3.3	19.6	61.2

Total operating expenses	250.9	260.0	284.8

Operating income	167.6	149.9	15.9

Other income (expenses), net:
Interest expense	(61.5)	(101.2)	(151.1)
Interest income	5.5	2.2	2.0
Other	(3.0)	(4.2)	4.6
Loss on debt prepayment	—	(159.7)	(7.7)

Other income (expenses), net	(59.0)	(262.9)	(152.2)

Income (loss) before income taxes, minority interests and cumulative effect of accounting change	108.6	(113.0)	(136.3)
Income tax provision	(1.5)	(7.4)	(7.7)
Minority interests	(3.6)	(3.3)	(1.2)

Income (loss) before cumulative effect of accounting change	103.5	(123.7)	(145.2)
Cumulative effect of accounting change (net of income taxes of $0.3 million in 2005 and $0 in 2003)	(2.9)	—	(21.5)

Net income (loss)	100.6	(123.7)	(166.7)
Less: Accretion to redemption value of convertible redeemable preferred stock	1.0	(1.5)	(0.5)
Less: Convertible redeemable preferred stock dividends	(9.2)	(9.9)	(9.2)
Less: Dividend from inducement shares issued upon conversion of convertible redeemable preferred stock	(20.4)	—	—
Less: Allocation of undistributed earnings to preferred shareholders	(9.7)	—	—

Net income (loss) applicable to common stock	$62.3	$(135.1)	$(176.4)

Income (loss) per common share:
Basic:
Net income (loss) applicable to common stock before cumulative effect of accounting change	$0.25	$(0.55)	$(0.83)
Cumulative effect of accounting change	(0.01)	—	(0.11)

Net income (loss) applicable to common stock	$0.24	$(0.55)	$(0.94)

Diluted:
Net income (loss) applicable to common stock before cumulative effect of accounting change	$0.22	$(0.55)	$(0.83)
Cumulative effect of accounting change	(0.01)	—	(0.11)

Net income (loss) applicable to common stock	$0.21	$(0.55)	$(0.94)

Weighted average common shares outstanding:
Basic	263.3	247.8	187.4

Diluted	296.8	247.8	187.4

See accompanying notes to consolidated financial statements.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

(in millions, except share data)

	Common Stock		Additional Paid - In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
	Number of Shares	At Par Value
Balances at December 31, 2002	176,439,900	$1.8	$737.4	$(34.3)	$(1,367.0)	$(662.1)
Issuance of common stock, net of issuance costs	36,996,000	0.4	156.4	—	—	156.8
Stock option exercises	1,924,030	—	4.2	—	—	4.2
Tax benefit of stock option exercises	—	—	0.3	—	—	0.3
Stock compensation expense	—	—	0.1	—	—	0.1
Redeemable preferred stock dividends	—	—	(9.2)	—	—	(9.2)
Accrretion to redemption value of convertible redeemable preferred stock	—	—	(0.5)	—	—	(0.5)
Shares issued under the employee stock purchase plan	689,963	—	1.2	—	—	1.2
Warrant exercises	1,250,000	—	1.4	—	—	1.4
Comprehensive income (loss), net of tax:
Net loss	—	—	—	—	(166.7)	(166.7)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	—	—	3.7	—	3.7
Additional minimum pension liability adjustment	—	—	—	19.6	—	19.6
Unrealized losses on deferred compensation plan investments	—	—	—	(0.2)	—	(0.2)
Effects of cash flow hedges	—	—	—	6.8	—	6.8

Other comprehensive income (loss), net of tax:	—	—	—	29.9	—	29.9

Comprehensive loss	—	—	—	—	—	(136.8)

Balances at December 31, 2003	217,299,893	2.2	891.3	(4.4)	(1,533.7)	(644.6)
Issuance of common stock, net of issuance costs	34,368,936	0.3	228.1	—	—	228.4
Stock option exercises	2,576,911	—	5.9	—	—	5.9
Stock compensation expense	—	—	0.2	—	—	0.2
Redeemable preferred stock dividends	—	—	(9.9)	—	—	(9.9)
Accretion to redemption value of convertible redeemable preferred stock	—	—	(1.5)	—	—	(1.5)
Shares issued under the employee stock purchase plan	544,838	—	1.9	—	—	1.9
Comprehensive income (loss), net of tax:
Net loss	—	—	—	—	(123.7)	(123.7)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	—	—	0.5	—	0.5
Unrealized losses on deferred compensation plan investments	—	—	—	0.2	—	0.2
Effects of cash flow hedges	—	—	—	4.8	—	4.8

Other comprehensive income (loss), net of tax:	—	—	—	5.5	—	5.5

Comprehensive loss	—	—	—	—	—	(118.2)

Balances at December 31, 2004	254,790,578	2.5	1,116.0	1.1	(1,657.4)	(537.8)
Issuance of shares from conversion of preferred stock	49,364,080	0.5	138.7			139.2
Issuance of shares for inducement of preferred stock conversion, net of issuance costs	3,949,126	0.1	20.1	—	—	20.2
Deemed dividend from induced conversion of preferred stock	—	—	(20.4)	—	—	(20.4)
Stock option exercises	2,055,270	—	4.5	—	—	4.5
Redeemable preferred stock dividends	—	—	(9.2)	—	—	(9.2)
Accretion to redemption value of convertible redeemable preferred stock	—	—	1.0	—	—	1.0
Shares issued under the employee stock purchase plan	478,445	—	1.8	—	—	1.8
Other	—	—	0.2	—	—	0.2
Comprehensive income, net of tax:
Net income	—	—	—	—	100.6	100.6
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	—	—	(4.7)	—	(4.7)
Unrealized losses on deferred compensation plan investments	—	—	—	0.5	—	0.5
Effects of cash flow hedges	—	—	—	3.8	—	3.8

Other comprehensive income (loss), net of tax:	—	—	—	(0.4)	—	(0.4)

Comprehensive income	—	—	—		—	100.2

Balances at December 31, 2005	310,637,499	$3.1	$1,252.7	$0.7	$(1,556.8)	$(300.3)

See accompanying notes to consolidated financial statements.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in millions)

	Year Ended December 31,
	2005	2004	2003
Cash flows from operating activities:
Net income (loss)	$100.6	$(123.7)	$(166.7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	99.0	102.1	127.8
Cumulative effect of accounting change	3.2	—	21.5
(Gain) loss on sale and disposal of fixed assets	0.8	12.8	(2.8)
Non-cash portion of loss on debt prepayment	—	45.7	6.1
Amortization of debt issuance costs and debt discount	1.7	7.3	8.7
Provision for excess inventories	13.2	11.1	13.0
Non-cash impairment of property, plant and equipment	—	3.3	30.7
Non-cash impairment of intangible and other assets	—	—	25.1
Non-cash interest on junior subordinated note payable	9.1	14.3	13.0
Deferred income taxes	(5.7)	3.5	0.3
Stock compensation expense	—	0.2	0.1
Other	5.1	3.4	3.4
Changes in assets and liabilities:
Receivables	(35.4)	4.8	(20.8)
Inventories	10.6	(32.9)	(21.0)
Other assets	(6.2)	2.2	5.2
Accounts payable	11.6	(11.1)	41.3
Accrued expenses	(13.4)	(1.0)	(14.8)
Income taxes payable	3.2	0.7	(0.1)
Accrued interest	(0.6)	(24.1)	(18.3)
Deferred income on sales to distributors	0.4	30.5	(4.6)
Other long-term liabilities	(4.1)	(10.7)	(1.4)

Net cash provided by operating activities	193.1	38.4	45.7

Cash flows from investing activities:
Purchases of property, plant and equipment	(46.1)	(81.8)	(59.8)
Deposits utilized (funds deposited) for purchases of property, plant and equipment	(1.7)	6.4	(6.8)
Purchases of held-to-maturity securities	(2.1)	(40.8)	—
Purchases of available-for-sale securities	(16.1)	(261.9)	—
Proceeds from sales of held-to-maturity securities	35.3	8.8	—
Proceeds from sales of available-for-sale securities	63.9	214.3	—
Proceeds from sales of property, plant and equipment	2.2	4.4	13.2
Other	(0.6)	—	(1.8)

Net cash provided by (used in) investing activities	34.8	(150.6)	(55.2)

Cash flows from financing activities:
Proceeds from debt issuance, net of discount of $9.1 million in 2003	95.0	905.5	338.4
Proceeds from issuance of common stock under the employee stock purchase plan	1.8	1.9	1.2
Proceeds from exercise of stock options and warrants	4.5	5.9	5.6
Dividend to minority shareholder of consolidated subsidiary	(4.2)	(4.2)	—
Proceeds from issuance of common stock, net of issuance costs	—	228.2	157.2
Payment of costs to issue common stock	(0.3)	—	—
Payment of capital lease obligation	(4.9)	(6.2)	(0.2)
Payment of debt issuance and amendment costs	(3.4)	(11.0)	(15.3)
Repayment of long-term debt	(188.1)	(1,088.7)	(482.5)

Net cash provided by (used in) financing activities	(99.6)	31.4	4.4

Effect of exchange rate changes on cash and cash equivalents	(0.7)	(0.1)	1.3

Net increase (decrease) in cash and cash equivalents	127.6	(80.9)	(3.8)
Cash and cash equivalents, beginning of period	105.7	186.6	190.4

Cash and cash equivalents, end of period	$233.3	$105.7	$186.6

See accompanying notes to consolidated financial statements.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1:    Background and Basis of Presentation

ON Semiconductor Corporation, together with its wholly and majority-owned subsidiaries (the “Company”), is a global supplier of power and data management semiconductors and standard semiconductor components. Formerly known as the Semiconductor Components Group of the Semiconductor Products Sector of Motorola, Inc., the Company was a wholly-owned subsidiary of Motorola Inc. (“Motorola”) prior to its August 4, 1999 recapitalization (the “recapitalization”). The Company continues to hold, through direct and indirect subsidiaries, substantially all the assets and operations of the Semiconductor Components Group of Motorola’s Semiconductor Products Sector.

On August 4, 1999, the Company was recapitalized and certain related transactions were effected pursuant to an agreement among ON Semiconductor Corporation, its principal domestic operating subsidiary, Semiconductor Components Industries, LLC (“SCI LLC”), Motorola and affiliates of Texas Pacific Group (“TPG”). Because TPG’s affiliates did not acquire substantially all of the Company’s common stock, the basis of the Company’s assets and liabilities for financial reporting purposes was not impacted by the recapitalization.

Note 2:    Liquidity

During the year ended December 31, 2005, the Company had net income of $100.6 million compared to net losses of $123.7 million and $166.7 million in 2004 and 2003, respectively. The Company’s 2005, 2004 and 2003 net results included restructuring, asset impairments and other, net of $3.3 million, $19.6 million, and $61.2 million, respectively, and loss on debt prepayment of $159.7 million, and $7.7 million in 2004 and 2003, respectively, as well as interest expense of $61.5 million, $101.2 million, and $151.1 million in 2005, 2004 and 2003, respectively. The Company’s operating activities provided cash of $193.1 million in 2005, $38.4 million in 2004 and $45.7 million in 2003.

At December 31, 2005, the Company had $233.3 million in cash and cash equivalents, net working capital of $202.0 million, term or revolving debt of $1,067.0 million and a stockholders’ deficit of $300.3 million. The Company’s long-term debt includes $639.1 million under its senior bank facilities; $260.0 million of zero coupon convertible senior subordinated notes due 2024; $95.0 million under a 1.875% senior subordinated note due 2025; $34.4 million under a loan facility with a Chinese bank due 2006 through 2013; $15.4 million under a note payable to a Japanese bank due 2006 through 2010; $14.0 million under a loan facility with a Chinese bank due 2006 through 2007; and $9.1 million under capital lease obligations. The Company was in compliance with all of the covenants contained in its various debt agreements at December 31, 2005 and expects to remain in compliance over the next twelve months.

The Company’s ability to service its long-term debt, to remain in compliance with the various covenants and restrictions contained in its credit agreements and to fund working capital, capital expenditures and business development efforts will depend on its ability to generate cash from operating activities which is subject to, among other things, its future operating performance as well as to general economic, financial, competitive, legislative, regulatory and other conditions, some of which may be beyond its control.

If the Company fails to generate sufficient cash from operations, it may need to raise additional equity or borrow additional funds to achieve its longer term objectives. There can be no assurance that such equity or borrowings will be available or, if available, will be at rates or prices acceptable to the Company. Management believes that cash flow from operating activities coupled with the existing cash and cash equivalents balance will be adequate to fund the Company’s operating and capital needs as well as enable it to maintain compliance with its various debt agreements through December 31, 2006. To the extent that results or events differ from the Company’s financial projections or business plans, its liquidity may be adversely impacted.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Note 3:    Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, as well as its wholly-owned and majority-owned subsidiaries. Investments in companies that represent less than 20% of the related voting stock are accounted for on the cost basis. All intercompany accounts and transactions have been eliminated.

In the second quarter of 2003, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, as amended December 2003 (“FIN No. 46”). FIN No. 46 requires that certain variable interest entities (“VIE’s”) be consolidated by the primary beneficiary, as that term is defined in FIN No. 46. The Company determined that its investment in Leshan-Phoenix Semiconductor Company Limited (“Leshan”) meets the definition of a VIE and that the Company is the primary beneficiary; therefore, the investment in Leshan should be consolidated under FIN No. 46. The Company had previously accounted for its investment in Leshan using the equity method. While consolidation of the Company’s investment in Leshan did not impact the previously reported net income (loss) or stockholders’ equity (deficit), financial information of prior periods has been revised for comparative purposes as allowed by FIN No. 46.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant estimates have been used by management in conjunction with the measurement of valuation allowances relating to trade and tax receivables, inventories and deferred tax assets; reserves for customer incentives, warranties, restructuring charges and pension obligations; the fair values of stock options and of financial instruments (including derivative financial instruments); and future cash flows associated with long-lived assets. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained with reputable major financial institutions. Deposits with these banks may exceed the amount of insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and, therefore, bear minimal risk.

Short-Term Investments

Short-term investments have an original maturity between three months and one year and a remaining maturity of less than 1 year, with the exception of auction rate securities which have a maturity of greater than 5 years, and are classified as either held-to-maturity or available-for-sale. Held-to-maturity securities are stated at amortized cost as it is the intent of the Company to hold these securities until maturity. Available-for-sale securities are recorded at fair value and are classified as current assets due to the Company’s intent and practice to hold these readily marketable investments for less than one year. Any unrealized holding gains and losses related to available-for-sale securities are recorded, net of tax, as a separate component of accumulated other comprehensive income. When a decline in fair value is determined to be other than temporary, unrealized losses on available-for-sale securities are charged against net earnings. Realized gains and losses are accounted for on

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

the specific identification method. Short-term investments classified as held-to-maturity and available-for-sale as of December 31, 2004 were as follows (in millions):

	Amortized Cost	Unrealized Gain	Unrealized Loss	Fair Value
Short-term investments-held-to-maturity
Municipal bonds	$1.0	$—	$—	$1.0
Corporate bonds	11.8	—	—	11.8
U.S. Government agencies	19.6	—	(0.1)	19.5

	32.4	—	(0.1)	32.3
Short-term investments-available-for-sale
Auction-rate preferred securities	47.6	—	—	47.6

	$80.0	$—	$(0.1)	$79.9

Allowance for Doubtful Accounts

In the normal course of business, the Company provides unsecured credit terms to its customers. Accordingly, the Company maintains an allowance for doubtful accounts for possible losses on uncollectible accounts receivable. The Company routinely analyzes accounts receivable and considers history, customer creditworthiness, facts and circumstances specific to outstanding balances, current economic trends, and payment term changes when evaluating adequacy of the allowance for doubtful accounts. For uncollectible accounts receivable the Company records a loss against the allowance for doubtful accounts only after exhaustive efforts have been made to collect and with management’s approval. Generally, realized losses have been within the range of management’s expectations.

Approximately 19% of the Company’s total revenues are attributable to its various automotive customers. Certain of these automotive customers have been experiencing a downturn in their business, in part due to labor difficulties. On October 8, 2005, Delphi Corporation (“Delphi”), one of the Company’s automotive customers, and certain of Delphi’s U.S. subsidiaries commenced reorganization proceedings under Chapter 11 of the U.S. Federal Bankruptcy Code. During the year ended December 31, 2005, the Company’s revenues from Delphi accounted for less than 3% of its total annual revenues and approximately $5.4 million of its receivables due from Delphi as of December 31, 2005 are subject to collection pending resolution of the reorganization proceedings.

Inventories

Inventories are stated at the lower of standard cost (which approximates actual cost on a first-in, first-out basis), or market. The Company records provisions for slow moving inventories based upon a regular analysis of inventory on hand compared to projected end user demand. Projected end user demand is generally based on sales during the prior twelve months. These provisions can influence results from operations. For example, when demand for a given part falls, all or a portion of the related inventory is reserved, impacting cost of sales and gross profit. If demand recovers and the parts previously reserved are sold, a higher than normal margin will generally be recognized. General market conditions as well as the Company’s design activities can cause certain of its products to become obsolete.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and are depreciated over estimated useful lives of 30-40 years for buildings and 3-20 years for machinery and equipment using accelerated and straight-line methods. A majority of the machinery and equipment currently in use is depreciated on a straight-line basis over a useful life

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

of 5 years. Expenditures for maintenance and repairs are charged to operations in the year in which the expense is incurred. When assets are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations in the period realized.

The Company evaluates the recoverability of the carrying amount of its property, plant and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Impairment is assessed when the undiscounted expected cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in operating results. Judgment is used when applying these impairment rules to determine the timing of the impairment test, the undiscounted cash flows used to assess impairments and the fair value of an impaired asset. The dynamic economic environment in which the Company operates and the resulting assumptions used to estimate future cash flows impact the outcome of these impairment tests.

The Company plans to sell approximately 42 acres of land and three buildings located at its corporate headquarters in Phoenix, Arizona, as well as one of its two buildings at its East Greenwich, Rhode Island facility. The remainder of the Phoenix site will continue as the Company’s corporate headquarters as well as a manufacturing, design center and research and development facility. The remaining building in Rhode Island will continue as a research and development facility. The property and buildings are currently being marketed for sale with a list price of between $24 million and $27 million. The net book value of the land and buildings of $3.0 million has been classified as held for sale and included in other current assets as of December 31, 2005.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the purchase price over the estimated fair value of the net assets acquired in the Company’s April 2000 acquisition of Cherry Semiconductor Corporation (Cherry). The Cherry goodwill was being amortized on a straight-line basis over its estimated useful life of ten years until January 1, 2002 when the Company adopted Statement of Financial Accounting Standards (“SFAS”) 142, “Goodwill and Other Intangible Assets.” The Company also acquired another intangible asset in the Cherry acquisition that was being amortized on a straight-line basis over its estimated useful life. In the second quarter of 2003, that intangible asset was determined to be impaired and was written-off. See Note 5 “Restructuring, Asset Impairments and Other, net”.

Under SFAS No. 142, goodwill is evaluated for potential impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred. SFAS No. 142 requires that goodwill be tested for impairment using a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the estimated fair value of the reporting unit containing goodwill with the related carrying amount. If the estimated fair value of the reporting unit exceeds its carrying amount, the reporting unit’s goodwill is not considered to be impaired and the second step of the impairment test is unnecessary. If the reporting unit’s carrying amount exceeds its estimated fair value, the second step test must be performed to measure the amount of the goodwill impairment loss, if any. The second step test compares the implied fair value of the reporting unit’s goodwill, determined in the same manner as the amount of goodwill recognized in a business combination, with the carrying amount of such goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The Company performs its annual impairment analysis as of the first day of the fourth quarter of each year.

Debt Issuance Costs

Debt issuance costs are capitalized and amortized over the term of the underlying agreements using the effective interest method. Upon prepayment of debt, the related unamortized debt issuance costs are charged to

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

expense (see Note 7 “Long-Term Debt” Loss on Debt Prepayment). Amortization of debt issuance costs is included in interest expense while the unamortized balance is included in other assets. Capitalized debt issuance costs totaled $11.4 million and $8.9 million at December 31, 2005 and 2004, respectively.

Revenue Recognition

The Company generates revenue from sales of its semiconductor products to original equipment manufacturers, electronic manufacturing service providers, and distributors. The Company recognizes revenue on sales to original equipment manufacturers and electronic manufacturing service providers when title passes to the end customer net of provisions for related sales returns and allowances. Title to products sold to distributors typically passes at the time of shipment by the Company so the Company records accounts receivable for the amount of the transaction, reduces its inventory for the products shipped and defers the related margin in the consolidated balance sheet. The Company recognizes the related revenue and margin when the distributor informs the Company that they have resold the products to the end user. Although payment terms vary, most distributor agreements require payment within 30 days. Freight and handling costs are included in cost of revenues and are recognized as period expense during the period in which they are incurred.

Research and Development Costs

Research and development costs are expensed as incurred.

Stock-Based Compensation

The Company accounts for employee stock options relating to its common stock in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations (“APB 25”) and provides the pro forma disclosures required by SFAS No. 123 “Accounting for Stock Based Compensation” (“SFAS No. 123”). The Company measures compensation expense relating to non-employee stock awards in accordance with SFAS No. 123.

Had the Company determined employee stock compensation expense in accordance with SFAS No. 123, the Company’s net income (loss) for 2005, 2004, and 2003 would have been adjusted to the pro forma amounts indicated below (in millions except per share data):

	Year Ended December 31,
	2005	2004	2003
Net income (loss), as reported	$100.6	$(123.7)	$(166.7)
Add: Stock-based employee compensation expense included in reported net income (loss), net of related tax effects	—	0.2	0.1
Less: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effects (1)	(20.8)	(17.9)	(15.1)

Pro-forma net income (loss)	79.8	(141.4)	(181.7)
Less: Accretion to redemption value of convertible redeemable preferred stock	1.0	(1.5)	(0.5)
Less: Convertible redeemable preferred stock dividends	(9.2)	(9.9)	(9.2)
Less: Dividend from inducement shares issued upon conversion of convertible redeemable preferred stock	(20.4)	—	—
Less: Allocation of undistributed earnings to preferred shareholders	(6.9)	—	—

Net income (loss) applicable to common stock	$44.3	$(152.8)	$(191.4)

(1)	Total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effects for the year ended December 31, 2005 includes the impact from the November 16, 2005 acceleration of vesting of certain stock options. See “Note 11: Stock Options” Acceleration of Stock Options for further discussion.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

	Year Ended December 31,
	2005	2004	2003
Income (loss) per share:
Basic — as reported	$0.24	$(0.55)	$(0.94)
Basic — pro-forma	$0.17	$(0.62)	$(1.02)
Diluted — as reported	$0.21	$(0.55)	$(0.94)
Diluted — pro-forma	$0.15	$(0.62)	$(1.02)

The fair value of option grants during the respective period has been estimated at the date of grant while the fair value of the discount on the shares sold under the ON Semiconductor 2000 Employee Stock Purchase Plan has been estimated at the beginning of the respective offering periods.

The fair value of each option grant in 2005 has been calculated using a lattice model. In past years, the Company has used the Black-Scholes option-pricing model to calculate the fair value of its options. The lattice model uses: 1) an implied volatility curve derived using a regression analysis instead of a single volatility assumption as used in the Black-Scholes model; 2) an employee exercise behavior model (based on an analysis of historical exercise behavior); and 3) the treasury yield curve to calculate the fair value of each option grant. The weighted-average Black-Scholes equivalent assumptions for the year ended December 31, 2005, and the weighted average actual assumptions for the years ended December 31, 2004 and 2003, are detailed below:

Employee Stock Options	2005	2004	2003
Expected life (in years)	3.81	5.00	5.00
Risk-free interest rate	3.68%	3.29%	3.07%
Volatility	0.59	0.70	0.78

The fair value of the discount on Employee Stock Purchase Plan shares issued in 2005 has been calculated using the Black-Scholes option-pricing model with the weighted-average assumptions detailed below:

Employee Stock Purchase Plan	2005	2004	2003
Expected life (in years)	0.25	0.25	0.25
Risk-free interest rate	2.94%	1.27%	1.07%
Volatility	0.56	0.65	0.83

The weighted-average estimated fair value of employee stock options granted during 2005, 2004 and 2003 was $2.25, $3.88 and $1.50 per share, respectively. The weighted-average estimated fair value of the discount on the shares sold under the 2000 Employee Stock Purchase Plan during 2005, 2004 and 2003 was $1.11, $1.32 and $0.62, respectively. See “Recent Accounting Pronouncements,” below for further discussion on stock-based employee compensation.

Income Taxes

Income taxes are accounted for using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for those deferred tax assets for which the related benefits will likely not be realized.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

In determining the amount of the valuation allowance, estimated future taxable income as well as feasible tax planning strategies in each taxing jurisdiction are considered. If all or a portion of the remaining deferred tax assets will not be realized, the valuation allowance will be increased with a charge to income tax expense. Conversely, if the Company will ultimately be able to utilize all or a portion of the deferred tax assets for which a valuation allowance has been provided, the related portion of the valuation allowance will be released to income as a credit to income tax expense.

The Company did not utilize the one-time favorable foreign dividend provision recently enacted as part of the American Jobs Creation Act of 2004.

Foreign Currencies

Most of the Company’s foreign subsidiaries conduct business primarily in U.S. dollars and as a result, utilize the dollar as their functional currency. For the translation of financial statements of these subsidiaries, assets and liabilities in foreign currencies that are receivable or payable in cash are translated at current exchange rates while inventories and other non-monetary assets in foreign currencies are translated at historical rates. Gains and losses resulting from the translation of such financial statements are included in the operating results, as are gains and losses incurred on foreign currency transactions.

The Company’s remaining foreign subsidiaries utilize the local currency as their functional currency. The assets and liabilities of these subsidiaries are translated at current exchange rates while revenues and expenses are translated at the average rates in effect for the period. The related translation gains and losses are included in accumulated other comprehensive income (loss) within stockholders’ equity deficit.

Defined Benefit Plans

The Company maintains pension plans covering certain of its employees. For financial reporting purposes, net periodic pension costs are calculated based upon a number of actuarial assumptions, including a discount rate for plan obligations, assumed rate of return on pension plan assets and assumed rate of compensation increases for plan employees. All of these assumptions are based upon management’s judgment and consultation with an actuary, considering all known trends and uncertainties. As described in Note 4, “Accounting Changes,” the Company changed its method of accounting for net unrecognized actuarial gains or losses relating to its defined benefit pension obligations effective January 1, 2003.

Convertible Redeemable Preferred Stock

On November 10, 2005, the Company entered into a Conversion and Termination Agreement with TPG to convert the Series A Cumulative Convertible Redeemable Preferred Stock into 49.4 million shares of its common stock (see Note 9: Redeemable Preferred Stock for further discussion). During the periods the convertible redeemable preferred stock was outstanding, the Company accounted for the difference between the carrying amount of its convertible redeemable preferred stock and the redemption value by increasing the carrying amount for periodic accretion so that the carrying amount would equal the redemption value at the earliest available redemption date. The periodic accretion amount changed as the Company’s stock price changed and as additional dividends accrued. Based on the average closing price of the Company’s common stock over the last 30 trading days preceding December 31, 2003 of $6.19, the accretion charge, in respect to the redemption feature, for 2003 was $0.5 million. The Company also recognized an additional accretion charge of $1.8 million during the first quarter of 2004. However, due to declines in the Company’s stock price after the first quarter of 2004, the average closing price used in the accretion calculation at the end of each quarter was below the level that would result in accretion. The average closing price of the Company’s common stock over the last 30 trading days preceding December 31, 2004 was $4.215. Therefore, the previously recognized accretion charges began to be

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

reversed on a straight-line basis through September 7, 2009, unless future increases to the Company’s stock price required further accretion. During 2004, previously recognized accretion charges of $0.3 million were reversed, resulting in net accretion charges of $1.5 million during 2004. During 2005, previously recognized accretion charges of $1.0 million were reversed as a result of the conversion.

Asset Retirement Obligations

The Company recognizes asset retirement obligations (AROs) when incurred, with the initial measurement at fair value. These liabilities are accreted to full value over time through charges to income. In addition, asset retirement costs are capitalized as part of the related asset’s carrying value and are depreciated over the asset’s respective useful life. The weighted average discount rate used to determine the liability as of December 31, 2005 was 6.1%. The Company’s AROs consist primarily of estimated decontamination costs associated with manufacturing equipment and buildings resulting from the Company’s adoption of FIN 47 in 2005. See Recent Accounting Pronouncements below for further discussion of FIN 47.

Contingencies

The Company is involved in a variety of legal matters that arise in the normal course of business. Based on information available, management evaluates the relevant range and likelihood of potential outcomes. In accordance with SFAS No. 5, “Accounting for Contingencies”, management records the appropriate liability when the amount is deemed probable and estimable.

Recent Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs — An Amendment of ARB No. 43, Chapter 4”. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges . . . .” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005 and shall be applied prospectively. The Company adopted the provisions of SFAS No. 151 during the quarter ended September 30, 2005. The Company’s adoption of SFAS No. 151 resulted in no impact to the Company’s financial condition or results of operations.

In March 2005, the FASB issued FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations — An Interpretation of FASB Statement No. 143” (“FIN 47”). FIN 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143 “Accounting for Asset Retirement Obligations” (“Statement 143”) refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred — generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. Statement 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

retirement obligation. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Based on the Company’s evaluation of FIN 47, the Company recorded a $2.9 million charge for the cumulative effect of accounting change (net of taxes of $0.3 million) upon adoption of FIN 47 in 2005, and recorded a $4.0 million liability for asset retirement obligations, included in other long-term liabilities on the Company’s consolidated balance sheet. See Note 4: Accounting Changes for further discussion.

In April 2005, the Securities and Exchange Commission adopted a new rule that amends the compliance dates for FASB Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS No. 123R”). Under the new rule, SFAS No. 123R will become applicable to the Company beginning January 1, 2006. The Company plans to adopt SFAS No. 123R using the modified prospective application method as defined by SFAS No. 123R and accordingly will begin recognizing compensation expense in the first quarter of 2006. In 2005, the Company began using a lattice model to calculate the fair value of options granted, which will be used to determine stock compensation expense upon adoption of SFAS No. 123R. See Note 11: Stock Options for further discussion.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections — A Replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS No. 154”). The guidance in Opinion No. 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires the retrospective application to prior periods’ financial statements of voluntary changes in accounting principle, unless it is impracticable to do so. SFAS No. 154 is effective for fiscal periods beginning after December 15, 2005. The Company’s adoption of the provisions of SFAS No. 154 is not expected to impact its financial condition or results of operations.

In June 2005 the FASB issued FASB Staff Position No. 143-1 “Accounting for Electronic Equipment Waste Obligations” (“FSP 143-1”). FSP 143-1 addresses the accounting for obligations associated with Directive 2002/96/EC on Waste Electrical and Electronic Equipment (“the Directive”) which was adopted by the European Union. Under FSP 143-1, any waste management obligation associated with the disposal of an asset will remain with the user until the waste equipment is replaced. In the event that this occurs, the waste management obligation for that asset may be transferred to the producer of the replacement equipment, depending upon laws of the applicable European Union member country. The guidance in FSP 143-1 shall be applied the later of the first reporting period ending after June 8, 2005 or the date of the adoption of the law by the applicable EU-member country. The Company’s adoption of the provisions of FSP 143-1 is not expected to impact its financial condition or results of operations.

In September 2005, the Emerging Issues Task Force reached consensus on EITF Issue No. 04-13, “Accounting for Purchases and Sales of Inventory with the Same Counterparty” (“Issue No. 04-13). In certain situations, a company may enter into nonmonetary transactions to sell inventory to another company in the same line of business from which it also purchases inventory. Under Issue No. 04-13, in general, an entity is required to treat sales and purchases of inventory between the entity and the same counterparty as one transaction for purposes of applying APB Opinion No. 29, “Accounting for Nonmonetary Transactions” when such transactions are entered into in contemplation of each other. When such transactions are legally contingent on each other, they are considered to have been entered into in contemplation of each other. The EITF also agreed on other factors that should be considered in determining whether transactions have been entered into in contemplation of each other. Issue No. 04-13 will be effective for all new arrangements entered into in reporting periods beginning after

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

March 15, 2006. The Company’s adoption of the provisions of Issue No. 04-13 are not expected to impact its financial condition or results of operations.

Note 4:    Accounting Changes

Defined Benefit Plans

The Company changed its method of accounting for net unrecognized actuarial gains or losses relating to its defined benefit pension obligations. Historically, the Company amortized such net unrecognized actuarial gains or losses over the average remaining service lives of active plan participants, to the extent that such net gains or losses exceeded the greater of 10% of the related projected benefit obligation or plan assets. Effective January 1, 2003, the Company no longer defers actuarial gains or losses but recognizes such gains and losses during the fourth quarter of each year, which is the period the Company’s annual pension plan actuarial valuations are prepared. Management believes that this change is to a preferable accounting method as actuarial gains or losses will be recognized currently in income rather than being deferred.

The impact of this change for periods prior to January 1, 2003 was a charge of $21.5 million or $0.11 per share, both before and after income taxes, and has been reflected as the cumulative effect of a change in accounting principle in the Company’s consolidated statement of operations for the year ended December 31, 2003. The effect of the change in 2003 was to decrease the loss before cumulative effect of accounting change by $7.3 million or $0.04 per share, both before and after income taxes, and to increase the net loss by $14.2 million or $0.08 per share, both before and after income taxes.

Asset Retirement Obligations

Effective December 31, 2005, the Company adopted FIN 47 “Accounting for Conditional Asset Retirement Obligations — An Interpretation of FASB Statement No. 143” (“FIN 47”). FIN 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143 “Accounting for Asset Retirement Obligations” (“Statement 143”) refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation.

As a result of the adoption of FIN 47, the Company recorded a $2.9 million net charge for the cumulative effect of accounting change in 2005, and recorded a $4.0 million liability for asset retirement obligations, included in other long-term liabilities on the Company’s consolidated balance sheet. See Note 3: Significant Accounting Policies for further discussion.

The following table, with comparable actual amounts for the years ended December 31, 2004 and 2003, sets forth the pro forma effects on net loss, loss per share and other long-term liabilities assuming that the Company had adopted the provisions of FIN 47 as of January 1, 2003 (in millions, except per share data).

	Year Ended December 31,
	2004	2003
As reported:
Net loss before cumulative effect of accounting change	$(123.7)	$(145.2)
Net loss	$(123.7)	$(166.7)
Basic net loss before cumulative effect of accounting change per share	$(0.55)	$(0.83)
Basic net loss per share	$(0.55)	$(0.94)
Diluted net loss before cumulative effect of accounting change per share	$(0.55)	$(0.83)
Diluted net loss per share	$(0.55)	$(0.94)

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

	Year Ended December 31,
	2004	2003
Pro forma amounts reflecting the accounting change applied retroactively:
Net loss before cumulative effect of accounting change	$(124.1)	$(145.6)
Net loss	$(124.1)	$(167.1)
Basic net loss per share before cumulative effect of accounting change	$(0.55)	$(0.83)
Basic net loss per share	$(0.55)	$(0.94)
Diluted net loss per share before cumulative effect of accounting change	$(0.55)	$(0.83)
Diluted net loss per share	$(0.55)	$(0.94)

	Year Ended December 31,
	2004	2003
Other long-term liabilities:
As reported	$32.2	$58.2
Pro forma amounts reflecting the accounting change applied retroactively	$35.7	$61.4

Note 5:    Restructuring, Asset Impairments and Other, net

The activity related to the Company’s restructuring, asset impairments and other, net is as follows (in millions):

	Reserve Balance at December 31, 2004	2005 Charges	2005 Usage	2005 Adjustments	Reserve Balance at December 31, 2005
June 2005
Cash employee separation charges	$—	$3.4	$(1.9)	$—	$1.5

March 2005
Cash employee separation charges	—	1.3	(1.0)	(0.3)	—
Cash exit costs	—	0.3	(0.3)	—	—
Gain on sale of fixed assets	—	(0.5)	0.5	—	—

	—				—

December 2004
Cash exit costs	1.7	—	(1.7)	—	—

December 2003
Cash employee separation charges	3.8	—	(2.5)	(0.9)	0.4
Cash exit costs	0.3	0.3	(0.5)	(0.1)	—

	4.1				0.4

December 2002
Cash employee separations charges	0.4	—	(0.1)	(0.1)	0.2

June 2002
Cash exit costs	2.5	—	(2.4)	(0.1)	—

March 2002
Cash employee separations charges	0.2	—	—	—	0.2

	$8.9	$4.8	$(9.9)	$(1.5)	$2.3

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

	Reserve Balance at December 31 2003	2004 Charges	2004 Usage	2004 Adjustments	Reserve Balance at December 31 2004
December 2004
Cash exit costs	$—	$1.9	$(0.2)	$—	$1.7

June 2004
Cash employee separation charges	—	1.5	(1.5)	—	—

March 2004
Cash employee separation charges	—	0.3	(0.3)	—	—
Cash exit costs	—	0.1	(0.1)	—	—
Loss on sale of fixed assets	—	12.0	(12.0)	—	—

	—				—

December 2003
Cash employee separation charges	5.2	1.8	(3.4)	0.2	3.8
Cash exit costs	0.4	0.5	(0.6)	—	0.3
Non-cash impairment of property, plant and equipment	—	3.3	(3.3)	—	—

	5.6				4.1

September 2003
Cash employee separation charges	0.5	—	(0.4)	(0.1)	—

December 2002
Cash employee separations charges	3.1	—	(1.5)	(1.2)	0.4
Cash exit costs	0.7	—	(0.1)	(0.6)	—

	3.8				0.4

June 2002
Cash exit costs	2.5	—	—	—	2.5

March 2002
Cash employee separations charges	0.3	—	(0.2)	0.1	0.2

June 2001
Cash exit costs	0.4	—	—	(0.4)	—

	$13.1	$21.4	$(23.6)	$(2.0)	$8.9

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

	Reserve Balance at December 31 2002	2003 Charges	2003 Usage	2003 Adjustments	Reserve Balance at December 31 2003
December 2003
Cash employee separation charges	$—	$5.2	—	—	$5.2
Cash exit costs	—	0.4	—	—	0.4
Non-cash impairment of property, plant and equipment	—	20.2	(20.2)	—	—
Write-down of long-term receivable and investment	—	4.3	(4.3)	—	—

	—				5.6

September 2003
Cash employee separation charges	—	1.4	(0.9)	—	0.5

June 2003
Cash employee separation charges	—	0.4	(0.4)	—	—
Cash exit costs	—	1.4	(1.4)	—	—
Non-cash impairment of property, plant and equipment	—	10.5	(10.5)	—	—
Non-cash impairment of intangible asset	—	20.8	(20.8)	—	—
Write-down of investment	—	0.5	(0.5)	—	—

	—				—

December 2002
Cash employee separation charges	9.9	—	(6.7)	(0.1)	3.1
Cash exit costs	1.8	—	(1.1)	—	0.7

	11.7				3.8

June 2002
Cash employee separation charges	0.4	—	(0.4)	—	—
Cash exit costs	1.5	—	—	1.0	2.5

	1.9				2.5

March 2002
Cash employee separation charges	3.0	—	(2.8)	0.1	0.3

December 2001
Cash employee separation charges	0.1	—	—	(0.1)	—

June 2001
Cash exit costs	2.8	—	(2.2)	(0.2)	0.4

	$19.5	$65.1	$(72.2)	$0.7	$13.1

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

As of December 31, 2005, the reserve balance of $2.3 million was comprised entirely of employee severance charges. A reconciliation of the activity in the tables above to the “Restructuring, asset impairments and other, net” caption on the statement of operations for the years ended December 31, 2005, 2004 and 2003, is as follows (in millions):

2005
2005 Charges	$4.8
Less: net adjustments to reserves	(1.5)

$3.3

2004
2004 Charges	$21.4
Plus: charges related to the termination of an executive officer (June 2004)*	0.2
Less: net adjustments to reserves	(2.0)

$19.6

2003
2003 Charges	$65.1
Less: gain on sale of Guadalajara facility*	(4.6)
Plus: net adjustments to reserves	0.7

$61.2

*	Not included in above tables

December 2005

In December 2005, the Company reversed $0.8 million of restructuring, asset impairment and other, net charges, which included $0.1 million of cash exit costs offset by $0.9 million of net adjustments to reserves.

The $0.9 million of net adjustments include $0.8 million of adjustments to the employee separation charges reserve related to the shutdown of manufacturing operations in East Greenwich, Rhode Island that was announced in December 2003, and $0.1 million of employee separation charges reserve for employees whose terminations were announced in December 2002.

The $0.1 million of exit costs related to certain activities that were completed in connection with the shutdown of manufacturing operations in East Greenwich, Rhode Island. The associated payments are expected to be completed as of March 2006.

September 2005

In September 2005, the Company recorded $0.2 million in restructuring, asset impairment and other, net charges, which included $0.3 million of employee separation charges related to the June 2005 restructuring program, which was attributable to two employees who rendered services beyond the notification period and to four employees who were notified of their termination after the second quarter of 2005. This charge was partially offset by a $0.1 million reversal of amounts previously recorded for exit costs in connection with the December 2003 restructuring program as a result of the termination of the associated lease commitments.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

June 2005

In June 2005, the Company recorded $2.8 million in restructuring, asset impairment and other, net charges, which include $3.1 million of employee separation charges and $0.1 million of exit costs, partially offset by $0.4 million of net adjustments to reserves. As discussed above, in September 2005, the Company recorded an additional $0.3 million in restructuring, asset impairment and other, net charges, related to the general worldwide work force reductions announced in June 2005.

The $3.4 million of total employee separation charges includes $2.2 million related to general worldwide work force reductions of approximately 60 employees. The remaining $1.2 million of employee separation charges related to the termination of 80 employees in Malaysia resulting from the transfer of wafer fabrication manufacturing operations, which supports the standard components product line, from Malaysia to the United States. As of December 31, 2005, there were 79 employees remaining to be terminated. All terminations and associated severance payments related to these charges are expected to be completed during the third quarter of 2006.

The $0.1 million of exit costs related to certain activities that were completed in connection with the shutdown of manufacturing operations in East Greenwich, Rhode Island. The associated payments were completed as of July 1, 2005.

The $0.4 million of net adjustments include $0.3 million of adjustments to the employee separation charges reserve related to the shutdown of the Company’s Grenoble, France design center that was announced in March 2005, as described below, and $0.1 million of adjustments to the employee separation charges reserve related to the shutdown of the Company’s assembly and test operations in Roznov, Czech Republic that was announced in November 2003, as described below.

Cumulative charges of $3.4 million have been incurred as of December 31, 2005, related to this restructuring program. The Company does not expect any additional charges related to the June 2005 restructuring program.

March 2005

In March 2005, the Company recorded $1.1 million in restructuring, asset impairment and other, net charges, which include $1.3 million of employee separation charges and $0.4 million of exit costs partially offset by $0.5 million of gain on sale of fixed assets and $0.1 million of net adjustments to reserves.

The $1.3 million of employee separation charges related to the termination of 13 employees in connection with the shutdown of the Company’s Grenoble, France design center. The design center operations were moved from Grenoble to the Company’s Toulouse, France facility during the first quarter of 2005. All terminations and associated severance payments related to this charge were completed as of July 1, 2005. Also, as discussed above, the remaining $0.3 million of employee separation charges reserve for this activity was reversed during June 2005.

Included in the $0.4 million of exit costs is $0.3 million for legal fees and lease termination costs related to the shutdown of the Company’s Grenoble design center. All payments related to these exit costs have been completed. The remaining $0.1 million related to certain exit activities that were completed in connection with the December 2003 announcement of the shutdown of manufacturing operations in East Greenwich, Rhode Island, and the last associated payments were made as of April 1, 2005.

The $0.5 million gain on sale of fixed assets related to the sale of portions of land at East Greenwich for approximately $0.7 million, which had a net book value of approximately $0.2 million prior to the sale. Also

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

during the first quarter of 2005, the Company partially resolved an issue with a manufacturing supply contract in connection with the June 2002 restructuring program for $2.4 million. The remaining $0.1 million of reserve was released during the first quarter of 2005, as discussed below.

Cumulative charges of $1.6 million offset by adjustments of $0.3 million have been incurred as of December 31, 2005, related to this restructuring program. The Company does not expect any additional charges related to the March 2005 restructuring program.

December 2004

In December 2004, the Company recorded $5.6 million in restructuring, asset impairment and other, net charges, which includes $3.3 million of asset impairments associated with the Company’s restructuring programs, $1.9 million of exit costs, and $0.4 million of employee separation charges.

The $3.3 million of asset impairments include $3.0 million associated with the East Greenwich, Rhode Island facility and $0.3 million associated with the closure of the assembly and test operations in Roznov, Czech Republic. During 2004 the Company was unable to secure a buyer for the assets related to the closure of the East-Greenwich facility, as announced in December 2003 and discussed below. This, coupled with the postponement of the planned discontinuation of manufacturing activities at East Greenwich, triggered an impairment analysis of the carrying value of the related assets and resulted in the Company recording asset impairment charges of $3.0 million associated with East Greenwich. The Company measured the amount of each asset impairment by comparing the carrying values of the respective assets to their related estimated fair values. The Company estimated future net cash flows for the period of continuing manufacturing activities (March 2005 for East Greenwich and December 2004 for Roznov) for each group of assets using price, volume, cost and salvage value assumptions that management considered reasonable in the circumstances. The impairment charges were recorded for the amount by which the carrying value of the respective assets exceeded their estimated fair value.

The $1.9 million of exit costs include $1.9 million of contract termination costs incurred to terminate two information technology outsourcing agreements and $0.2 million related to certain exit activities that were completed in connection with the shutdown of manufacturing operations in East Greenwich, Rhode Island that was announced in December 2003, as described below. Also in December 2004, the Company reversed $0.2 million of the exit costs reserve for lease terminations that was announced in December 2002, as described below. The remaining $1.7 million of contract termination costs were paid during the first quarter of 2005.

The employee separation charges of $0.4 million include $0.2 million of employee separation charges and $0.2 million of adjustments to the employee separation charges reserve related to the shutdown of the Company’s assembly and test operations in Roznov, Czech Republic that was announced in November 2003, as described below. The Company also recorded a $0.1 million reversal of amounts previously recorded in connection with the Company’s September 2003 restructuring program, as described below, and recorded an additional $0.1 million charge associated with its March 2002 restructuring program as described below.

Cumulative charges of $5.6 million have been incurred as of December 31, 2005 related to this restructuring program. The Company does not expect any additional charges related to the December 2004 restructuring program.

September 2004

During the third quarter of 2004, the Company recorded $0.3 million of employee separation charges related to the shutdown of the Company’s assembly and test operations in Roznov, Czech Republic that was announced in November 2003, as described below, and $0.1 million of exit costs related to certain exit activities that were

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

completed in connection with the shutdown of manufacturing operations in East Greenwich, Rhode Island that was announced in December 2003, also described below. These costs were offset by the reversal of a $0.4 million reserve for cash exit costs related to the June 2001 restructuring activity, as described below, which, after management’s evaluation, are no longer expected to be incurred.

June 2004

In June 2004, the Company recorded $2.3 million in restructuring, asset impairment and other, net charges, which includes $2.1 million of employee separation charges and $0.2 million of exit costs.

The employee separation charges of $2.1 million include $1.5 million for the termination of approximately 190 additional employees at Roznov, Czech Republic due to the transfer of the Company’s assembly and test operations in Roznov to Malaysia and the Philippines that was announced in November 2003, as described below. All terminations and associated severance payments related to these charges were completed as of December 31, 2004.

The remaining $0.6 million of employee separation charges relates to the shutdown of the Company’s assembly and test operations in Roznov that was announced in November 2003, as described below. This amount represents a portion of the total severance benefits for approximately 460 employees. All terminations and associated severance payments related to these charges were completed as of December 31, 2004.

Included in the $0.2 million of exit costs is $0.1 million related to certain exit activities that were completed in connection with the shutdown of manufacturing operations in East Greenwich, Rhode Island that was announced in December 2003, as described below. The remaining $0.1 million of exit costs relate to the information technology (“IT”) outsourcing agreement that was announced in March 2004.

Also in June 2004, the Company recorded a $0.2 million charge to cover costs associated with the separation of one of the Company’s executive officers. All payments related to this charge have been completed.

Also in June 2004, the Company reversed $1.2 million of the employee separation charges reserve for employees whose terminations were rescinded due to business improvements and the plan to consolidate accounting systems that was announced in December 2002, as described below. In June 2004, the Company also reversed $0.4 million of exit costs, associated with the decommissioning of certain assets that are no longer expected to be incurred, which decommissioning was announced in December 2002, as described below.

The Company does not expect any additional charges related to the June 2004 restructuring activity.

March 2004

In March 2004, the Company recorded $13.1 million in restructuring, asset impairment and other, net charges. These charges included $12.0 million of loss on sale of fixed assets, $1.0 million to cover employee separation costs and $0.1 million of exit costs.

At the end of the first quarter of 2004, the Company entered into a five-year agreement with respect to the outsourcing of information technology (“IT”) infrastructure, messaging, data center network, help desk and onsite management services. As part of the agreement, the Company sold certain system software modules, licenses and hardware for $3.8 million, which had a net book value of $15.8 million prior to the sale, resulting in a loss on sale of fixed assets of $12.0 million. The Company then leased back such system software modules and associated hardware and leased certain new hardware.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

As a result of the new IT outsourcing agreement, the Company plans to reduce its current IT staffing levels. In connection with this reduction, the Company recorded a $0.3 million severance charge related to the termination of 12 employees in the United States. All terminations and associated severance payments related to these charges have been completed as of December 31, 2005.

The remaining $0.7 million of employee separation costs relates to the shutdown of the Company’s assembly and test operations in Roznov, Czech Republic that was announced in November 2003, as described below. This amount represents a portion of the total severance benefits for approximately 460 employees.

The $0.1 million of exit costs relate to certain exit activities that were completed in connection with the shutdown of manufacturing operations in East Greenwich, Rhode Island that was announced in December 2003, as described below.

December 2003

In December 2003, the Company recorded $30.1 million in restructuring, asset impairment and other, net charges. These charges included $5.2 million to cover employee separation costs, $0.4 million of lease and contract costs and $20.2 million of asset impairments associated with the Company’s restructuring programs, and $4.3 million of other charges associated with the write-down of certain other assets. The Company also recorded a $0.1 million reversal of amounts previously recorded in connection with the Company’s June 2001 restructuring program and $0.1 million reversal of amounts previously recorded in connection with the December 2002 restructuring program, as described below.

The employee separation costs of $5.2 million reflect the phase-out of manufacturing operations at the Company’s East Greenwich, Rhode Island facility, the shutdown of the Company’s assembly and test operations in Roznov, Czech Republic, that was announced in November 2003, and further reductions in general and administrative staffing levels in the United States and Western Europe for cost savings purposes. The employee separation charges for East Greenwich totaled $3.8 million for approximately 325 employees, of which $0.2 million remained unpaid for nine employees remaining to be terminated as of December 31, 2005. The Czech Republic employee separation charge of $0.5 million represents a portion of the total severance charges for approximately 460 employees. Additional severance costs of approximately $1.6 million related to the Czech Republic were recognized ratably over 2004. The remaining $0.9 million charge relates to severance benefits for approximately 10 employees in general and administrative functions in the United States and Europe of which $0.2 million remained unpaid for four employees remaining to be terminated as of December 31, 2005. All terminations and associated severance payments related to this charge are expected to be completed by the fourth quarter of 2006.

The lease and contract termination costs of $0.4 million reflect costs incurred in connection with the consolidation of sales, distribution and administrative facilities in North America. All associated payments related to this charge are expected to be completed by the second quarter of 2006.

The $20.2 million of asset impairments include $15.3 million associated with the East Greenwich, Rhode Island facility and $4.9 million associated with the closure of the assembly and test operations in Roznov, Czech Republic. The planned discontinuation of manufacturing activities triggered an impairment analysis of the carrying value of the related assets and resulted in the Company recording asset impairment charges of $15.3 million associated with the East Greenwich, Rhode Island facility and $4.9 million associated with the assembly and test operations in Roznov, Czech Republic. The Company measured the amount of each asset impairment by comparing the carrying values of the respective assets to their related estimated fair values. The Company

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

estimated future net cash flows for the period of continuing manufacturing activities (December 2004 for East Greenwich and Roznov) for each group of assets using price, volume, cost and salvage value assumptions that management considered reasonable in the circumstances. The impairment charges were recorded for the amount by which the carrying value of the respective assets exceeded their estimated fair value.

The $4.3 million of other charges consist of a $2.3 million write-off of a long-term note receivable and a $2.0 million write-down of a cost basis investment. The note receivable was created in connection with the sale of certain equipment in 2001 and was fully reserved during the fourth quarter of 2003 when the counterparty defaulted on the obligation. The Company continues to attempt to collect this note. The cost basis investment relates to a semiconductor start-up company that was written down in the fourth quarter of 2003 based on the company’s operating performance and liquidity concerns.

Cumulative charges of $36.0 million offset by adjustments of $0.8 million have been incurred as of December 31, 2005, related to this restructuring program. The Company does not expect any additional charges related to the December 2003 restructuring program, except for approximately $0.1 million of exit costs during the first and second quarters of 2006 related to the phase-out of manufacturing operations at the Company’s East Greenwich, Rhode Island facility.

September 2003

In September 2003, the Company recorded a $4.6 million gain in connection with the sale of its Guadalajara, Mexico facility. This gain was partially offset by charges totaling $1.4 million associated with worldwide restructuring programs to cover employee separation costs relating to the termination of approximately 36 employees, reflecting further reductions in manufacturing and general and administrative personnel in France, Germany, the Czech Republic, Hong Kong and the United States. The Company also recorded a $0.1 million and $0.1 million reversal, respectively, of amounts previously recorded in connection with the Company’s June 2001 and December 2001 restructuring programs, as described below, and an additional $0.1 million charge associated with its March 2002 restructuring program also described below.

As mentioned previously, in December 2004 the Company recorded a $0.1 million reversal of amounts recorded in connection with this restructuring program. All impacted employees have been terminated, and the Company has made all severance payments.

June 2003

In June 2003, the Company recorded charges totaling $13.3 million associated with its worldwide restructuring programs. The charges include $0.4 million to cover employee separation costs relating to the termination of approximately 16 employees, $1.4 million of lease and contract termination exit costs, $10.5 million of asset impairments and an additional $1.0 million associated with a supply contract that was terminated as part of the June 2002 restructuring program described below.

The employee separation costs reflected further reductions in general and administrative staffing levels primarily in the United States. All impacted employees have been terminated, and the Company has made all severance payments.

The lease and contract termination exit costs relate to the exit of certain sales and administrative offices and the termination of other purchase and supply agreements. All associated exit costs have been paid.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

The $10.5 million of asset impairments include $3.3 million associated with an assembly and test packaging production line in Malaysia which was written down to estimated fair value based on its future net discounted cash flows. Additionally, the Company identified certain buildings, machinery, software and equipment that would no longer be used internally due to the continued consolidation of manufacturing and general and administrative functions primarily in the United States and recorded a charge of $7.2 million to write-down the remaining carrying value of these assets to their net realizable value.

The Company also recorded non-cash impairment charges totaling $21.3 million including $20.8 million relating to the write-off of the developed technology intangible asset associated with the Cherry acquisition and a $0.5 million write-off of a cost basis investment. Sustained price declines in certain product lines triggered an impairment analysis of the carrying value of the developed technology intangible asset and resulted in the Company recording an impairment charge of $20.8 million. The Company measured the amount of the impairment charge by comparing the carrying value of the developed technology to its estimated fair value. The Company estimated future net cash flows associated with the developed technology intangible asset using price, volume and cost assumptions that management considered to be reasonable in the circumstances. The Company no longer incurred annualized amortization expense of approximately $12.0 million per year through March 2005 related to this intangible asset.

December 2002

In December 2002, the Company recorded employee separation costs relating to the termination of approximately 300 employees of which $9.9 million remained unpaid as of December 31, 2002, and approximately $1.8 million in expected lease termination and other exit costs associated with the decommissioning of certain assets. The headcount reductions began in the first quarter of 2003 and impacted both manufacturing and non-manufacturing personnel mainly in the United States. These headcount reductions were initiated for cost savings purposes.

As previously mentioned, in December 2003 the Company recorded $0.1 million of reversals of employee separation costs and in December 2004 the Company recorded $0.2 million of reversals to the exit costs reserves that had been recorded in connection with the December 2002 restructuring program. Also, in June 2004 the Company reversed $1.2 million of the employee separation charges reserve that was recorded in December 2002. This reversal was for employees whose terminations were rescinded due to business improvements and the plan to consolidate accounting systems. Furthermore, in June 2004, the Company also reversed $0.4 million of exit costs, associated with the decommissioning of certain assets that are no longer expected to be incurred, which decommissioning was announced in December 2002.

As of December 31, 2005, there were 5 employees remaining to be terminated during 2006 and the related unpaid severance payments of $0.2 million are expected to be paid by June 2006.

Cumulative charges of $12.9 million offset by adjustments of $2.0 million have been incurred as of December 31, 2005, related to this restructuring program. The Company does not expect any additional charges related to the December 2002 restructuring program.

June 2002

In June 2002, the Company recorded charges to cover employee separation costs associated with the termination of 79 U.S. employees, of which $0.4 million remained unpaid as of December 31, 2002, and exit costs associated with a manufacturing supply agreement, of which $1.5 million remained unpaid as of

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

December 31, 2002. The employee separation costs reflected further reductions in general and administrative staffing levels for cost savings purposes and included non-cash stock compensation charges associated with the modification of stock options for certain terminated employees. All impacted employees have been terminated and the related severance costs were paid during 2003.

As a result of continuing economic conditions, the Company determined that certain manufacturing equipment purchase and supply agreements were no longer economical to complete and recorded estimated termination charges during the second quarter of 2002, of which $1.5 million remained outstanding as of December 31, 2002. In June 2003, the Company recorded an additional $1.0 million associated with a manufacturing supply contract. During the first quarter of 2005 this issue was partially resolved with the vendor and the related payment of $2.4 million was made and the remaining $0.1 million was written off during the first quarter of 2005. As of December 31, 2004, all employees had been terminated under the restructuring program.

Cumulative charges of $15.1 million and additional charges from adjustments of $0.9 million have been incurred as of December 31, 2005, related to this restructuring program. The Company does not expect any additional charges related to the June 2002 restructuring program.

March 2002

In March 2002, the Company recorded a charge to cover employee separation costs of which $3.0 million remained unpaid as of December 31, 2002, relating to the termination of approximately 72 employees, most of which was attributable to employee terminations resulting from the Company’s decision to relocate its European administrative functions from Toulouse, France to Roznov, Czech Republic and Piestany, Slovakia for cost savings purposes. The relocation of these functions was completed in 2003. The charge also related to reductions in selling, general and administrative personnel primarily in the U.S. As previously mentioned, the Company also recorded additional charges of $0.1 million in September 2003 and $0.1 million in December 2004 associated with this restructuring program based on the Company’s estimate of costs to complete the activity at those times. As of December 31, 2004, all employees had been terminated under this program and the remaining liability relating to this restructuring of $0.2 million as of December 31, 2005 is expected to be paid by December 2006.

Cumulative charges of $7.2 million and additional charges from adjustments of $0.5 million have been incurred as of December 31, 2005, related to this restructuring program. The Company does not expect any additional charges related to the March 2002 restructuring program.

December 2001

In December 2001, the Company recorded charges to cover employee separation costs associated with the termination of 50 employees, of which $0.1 million remained outstanding as of December 31, 2002. The employee separation costs reflected reductions in selling, general and administrative staffing levels in the U.S., United Kingdom, Germany, France and Singapore. As discussed previously, in September 2003 the Company recorded a $0.1 million reversal of amounts recorded in connection with this activity. All impacted employees have been terminated and the related severance amounts have been paid.

June 2001

In June 2001, the Company recorded charges for costs associated with its worldwide restructuring programs. These programs were in response to rapidly changing economic circumstances requiring the Company to rationalize its manufacturing and distribution operations to meet declining customer demand. The programs

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

included the phasing out of manufacturing operations at the Company’s Guadalajara, Mexico facility by June 2002, transferring certain manufacturing activities performed at the Company’s Aizu, Japan and Seremban, Malaysia facilities to other Company-owned facilities or to third party contractors by June 2002 and December 2001, respectively, and the shutdown of the Company’s Hong Kong Distribution Center and the transfer of related functions to its Singapore Distribution Center. The charge included employee separation costs associated with the termination of approximately 3,200 employees all of which had been paid as of December 31, 2002. All employees have been terminated under the June 2001 restructuring program.

The June 2001 charge also included exit costs relating to facility closure and contract terminations expected facility clean up activities, equipment disposal fees, equipment purchase cancellations and other contract cancellations of which $2.8 million remained outstanding as of December 31, 2002. As previously mentioned, in September 2003, December 2003 and September 2004, the Company released $0.1 million, $0.1 million and $0.4 million, respectively, of reserves related to this restructuring program due to the Company’s analysis of estimated costs to complete the program. The Company does not expect any additional charges related to the June 2001 restructuring activity.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Note 6:    Balance Sheet Information

Balance sheet information is as follows (in millions):

	December 31,
	2005	2004
Receivables, net:
Accounts receivable	$163.0	$133.9
Less: Allowance for doubtful accounts	(2.8)	(2.4)

	$160.2	$131.5

Inventories, net:
Raw materials	$18.0	$19.3
Work in process	88.1	103.4
Finished goods	63.4	70.7

	$169.5	$193.4

Property, plant and equipment, net:
Land	$14.9	$16.2
Buildings	335.9	364.5
Machinery and equipment	1,004.2	1,054.4

Total property, plant and equipment	1,355.0	1,435.1
Less: Accumulated depreciation	(916.5)	(963.1)

	$438.5	$472.0

Goodwill, net:
Goodwill	$95.7	$95.7
Less: Accumulated amortization	(18.4)	(18.4)

	$77.3	$77.3

Accrued expenses:
Accrued payroll	$31.0	$25.2
Sales related reserves	28.7	21.2
Restructuring reserves	2.3	8.9
Accrued pension liability	2.0	22.1
Other	19.9	23.0

	$83.9	$100.4

Accumulated other comprehensive income:
Foreign currency translation adjustments	$(2.5)	$2.2
Net unrealized gains or losses and adjustments related to cash flow hedges (before and after taxes)	3.2	(0.5)
Unrealized losses on deferred compensation plan investments (before and after taxes)	—	(0.6)

	$0.7	$1.1

Depreciation expense for property, plant and equipment, including amortization of capitalized leases, totaled $94.2 million, $97.3 million and $116.7 million for 2005, 2004 and 2003, respectively. Amortization expense related to the developed technology intangible asset totaled $5.9 million in 2003.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

As of December 31, 2005 and 2004, total property, plant and equipment included $20.4 and $14.2 million, respectively, of assets recorded under capital leases. Accumulated depreciation associated with these assets is included in total accumulated depreciation in the table above.

The activity related to our warranty reserves for 2003, 2004 and 2005 follows (in millions):

Balance as of December 31, 2002	$2.7
Provision	0.4
Usage	(0.8)
Reserved released	(0.7)

Balance as of December 31, 2003	1.6

Provision	2.0
Usage	(0.4)
Reserved released	(0.2)

Balance as of December 31, 2004	3.0

Provision	5.3
Usage	(4.2)
Reserved released	(0.1)

Balance as of December 31, 2005	$4.0

Note 7:    Long-Term Debt

Long-term debt consists of the following (dollars in millions):

	December 31, 2005	December 31, 2004
	(in millions)
Senior Bank Facilities:
Term Loan, interest payable quarterly at 7.1875% and 5.5625%, respectively	$639.1	$645.5
Revolver	—	—

	639.1	645.5
Zero Coupon Convertible Senior Subordinated Notes due 2024	260.0	260.0
1.875% Convertible Senior Subordinated Notes due 2025	95.0	—
10% Junior Subordinated Note paid in 2005	—	154.2
2.25% Note payable to Japanese bank due 2006 through 2010, interest payable semi-annually	15.4	21.1
Loan with a Chinese bank due 2006 through 2007, interest payable quarterly at 5.867% and 4.55%, respectively	14.0	20.0
Loan with a Chinese bank due 2006 through 2013, interest payable semiannually at 6.167% and 4.25%, respectively	34.4	43.2
Capital lease obligations	9.1	7.8

	1,067.0	1,151.8
Less: Current maturities	(73.9)	(20.0)

	$993.1	$1,131.8

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Annual maturities relating to the Company’s long-term debt as of December 31, 2005 are as follows (in millions):

Actual Maturities
2006	$73.9
2007	19.4
2008	12.3
2009 (1)	598.2
2010	264.1
Thereafter	99.1

Total	$1,067.0

(1)	The term loan portion of the Company’s credit facility matures December 15, 2009, however, if the first date on which holders of at least $210.0 million in aggregate principal amount of the Company’s zero coupon convertible senior subordinated notes due 2024 is extended (currently April 10, 2010), the term loan will mature on the date which is six months prior to the first date on which holders may exercise such “put” rights. In no event can the maturity date of the term loan be extended beyond December 15, 2011.

Loss on Debt Prepayment

During the year ended December 31, 2004, the Company incurred a loss on debt prepayment of $159.7 million, comprised of the following:

•	$89.0 million of costs resulting from redemption premiums, consent fees and dealer manager fees upon repayment of $200.0 million outstanding principal of the first-lien senior secured notes due 2010 and $300.0 million outstanding principal of the second-lien senior secured notes due 2008. Also in connection with these redemptions, the Company wrote off $14.1 million of unamortized debt discounts, wrote off $17.5 million of debt issuance costs and expensed $0.2 million of third-party expenses in connection therewith.

•	$1.9 million of costs resulting from arrangement and incentive fees paid to creditors upon refinancing of the tranche F senior bank facilities due 2009 to the tranche G senior bank facilities due 2005 through 2009. Also in connection with this refinancing, the Company wrote off approximately $6.3 million of debt issuance costs and $0.3 million of unamortized debt discounts related to the tranche F senior bank facilities.

•	$22.9 million of costs resulting from redemption premiums, consent fees, tender offer fees, legal fees and dealer manager fees upon redemption of $260.0 million outstanding principal of the 12% senior subordinated notes due 2009, and also wrote off $7.5 million of debt issuance costs.

During the year ended December 31, 2003, the Company incurred a loss on debt prepayment of $7.7 million, comprised of the following:

•	$1.0 million of debt refinancing costs, $0.2 million of third-party expenses and $0.1 of unamortized debt discounts were written off in connection with the November 2003 amendment to the senior bank facilities and loan repricing.

•	$2.9 million of costs in connection with the debt prepayment with proceeds from the public offering of common stock in September 2003, which consisted of the write-off of $2.5 million of debt issuance costs and the expensing of $0.4 million of third-party expenses in connection therewith.

•	$3.5 million of debt issuance costs upon prepayment of a portion of the amounts outstanding under the Company’s senior bank facilities and revolving credit facility.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Senior Bank Facilities

Terms Existing as of December 31, 2005

Borrowings under the senior bank facilities, which bear interest at rates selected by the Company based on either the London Interbank Offered Rate (“LIBOR”) or an alternative base rate, as defined, plus an interest rate spread of 2.75%, amortized within five years. As of December 31, 2005, after consideration of the amendments to the credit agreement described below, the senior bank facilities contained a $25.0 million revolving line of credit. Letters of credit totaling $11.7 million were outstanding against the line of credit at December 31, 2005 leaving $13.3 million of availability at that date. However, on January 9, 2003, the Company amended its primary foreign exchange hedging agreement to provide for termination of such agreement if at any time the amount available under the revolving credit facility becomes less than $2.5 million.

As of December 31, 2005, borrowings under the senior bank facilities were $639.1 million under the tranche G term loans, with interest payable quarterly and accruing at a rate of LIBOR plus 2.75%. The interest rate as of December 31, 2005 was 7.1875%. Principal payments under the tranche G term loan facility were paid quarterly at an annualized rate of 1% of the original principal balance, with the remaining principal due at maturity. The tranche G term loan facility contained certain financial covenants including letters of credit and minimum EBITDA requirements. The Company was in compliance with the various covenants and other requirements contained in its senior bank facilities, as amended, through December 31, 2005. Management believes that the Company will be able to comply with the various covenants and other requirements contained in its senior bank facilities, as amended, through December 31, 2006.

After meeting certain financial conditions during the fourth quarter of 2004, certain financial covenants were revised in the senior bank facilities to:

•	increase the maximum amount of sales, transfers and other dispositions of assets during any fiscal year to $50.0 million aggregate fair market value;

•	permit acquisitions of up to $50.0 million in equity interests of other companies;

•	increase the maximum amount of other investments to $100.0 million;

•	remove the minimum cash and cash equivalents requirement; and

•	allow payment of fees and expenses in cash to TPG in an aggregate amount not to exceed $2.0 million in any fiscal year.

The credit agreement relating to the Company’s senior bank facilities includes a provision requiring an annual calculation of cash flow (as defined) and the application of a portion of that cash flow as a prepayment of loans outstanding under the agreement. Included in the current portion of long-term debt as of December 31, 2005 was approximately $26.0 million, which is the amount expected to be payable during the first quarter of 2006 under this provision. The Company is currently discussing with its lenders an amendment of this provision that would require prepayment only at the election of individual lenders; depending on the outcome of those discussions, the amount the Company pays to its lenders during 2006 under this provision may be reduced.

The Company entered into interest rate swap agreements to reduce the exposure to interest rate fluctuations on the senior bank facilities, as discussed at Note 13 “Financial Instruments.”

2005 Amendments and Refinancings

In connection with the repayment of the junior subordinated notes, discussed below, the Company amended its senior bank facilities on November 4, 2005 to, among other things, permit the repayment of the junior

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

subordinated notes and permit the purchase and sale of calls with respect to the Company’s stock for an aggregate net cost not exceeding $15.0 million in connection with the issuance of the 1.875% convertible senior subordinated notes due 2025, as discussed below.

In December 2004, the Company refinanced the term loans under its senior bank facilities and increased its total borrowings under these facilities to $645.5 million. The Company replaced $320.5 million of the tranche F term loan facility with $645.5 million of a tranche G term loan facility with terms, other than the interest rate and principal balance, that were largely identical to those of the tranche F term loan facility. Proceeds from the tranche G term loan facility were used to prepay $130.0 million principal outstanding of the first-lien senior secured notes due 2010 and $195.0 million principal outstanding of the second-lien senior secured notes due 2008. Principal payments under the tranche G term loan facility were paid quarterly at an annualized rate of 1% of the original principal balance, with the remaining principal due at maturity. The tranche G loan facility would have been due December 15, 2009, but could have been extended to December 15, 2011; provided that the zero coupon convertible senior subordinated notes and the junior subordinated notes were redeemed by December 15, 2009 and December 15, 2010, respectively. The Company also increased the interest rate on its term loans by 0.25% per annum. Costs incurred in connection with this refinancing totaled $2.4 million, of which $1.9 million were expensed as incurred while the remaining $0.5 million of such costs were capitalized and are being amortized using the effective interest method.

In January 2006, the Company refinanced the term loans under its senior bank facilities to reduce the interest rate from LIBOR plus 2.75% to LIBOR plus 2.50%. The amended and restated credit agreement also provides for a step down provision that would further reduce the interest rate to LIBOR plus 2.25% if the Company maintains a specified credit rating and meets a specified leverage ratio test that would first apply based on the 2005 results.

Included in other assets as of December 31, 2005, are $0.6 million of remaining debt issuance costs associated with the senior bank facilities, which will be amortized over the remaining term of the debt using the effective interest method, and $0.5 million of debt issuance costs associated with the revolver which will be amortized ratably over the remaining term of the revolving line of credit.

Zero Coupon Convertible Senior Subordinated Notes

On April 6, 2004, the Company commenced a cash tender offer for all of its outstanding 12% senior subordinated notes due 2009, as discussed below. In order to finance the cash tender offer, the Company issued $260.0 million of zero coupon convertible senior subordinated notes due 2024. The Company received net proceeds of approximately $251.2 million from the sale of the notes after deducting commissions and estimated offering expenses of $8.8 million, which were capitalized as debt issuance costs and are being amortized using the effective interest method through the first put date of April 15, 2010. The notes do not bear cash interest, nor does the principal amount accrete. The effective interest rate of the notes resulting from the amortization of debt issuance costs is 0.58%. The notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by certain existing and future subsidiaries of the Company.

Holders may convert the notes into approximately 26.5 million shares of the Company’s common stock at a conversion rate of 101.8849 shares per $1,000 principal amount (equivalent to a conversion price of $9.815 per share) of notes before April 15, 2024 under the following circumstances: (1) during any fiscal quarter commencing after June 30, 2004 through maturity if the closing sale price of the Company’s common stock exceeds 120% of the conversion price for at least 20 trading days in the 30 consecutive trading-day period ending on the last trading day of the preceding fiscal quarter; (2) during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of notes for each day of that period was less than 98% of the product of the closing sale price of the Company’s common stock and the

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

conversion rate; (3) if the notes have been called for redemption; (4) after the date, if ever, on which either Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services assigns an initial credit rating to the notes, during any period in which the credit rating assigned to the notes by either Moody’s or S&P is three or more rating subcategories below the initial credit rating assigned by Moody’s or S&P, as the case may be, or any period in which the notes are no longer rated by either Moody’s or S&P, as the case may be, if such ratings agency had previously rated the notes; or (5) upon the occurrence of certain corporate events. Beginning April 15, 2010, the Company may redeem any of the notes at specified redemption prices. Holders may require the Company to repurchase the notes for cash on April 15 of 2010, 2014 and 2019. Upon the occurrence of certain corporate events, each holder may require the Company to purchase all or a portion of such holder’s notes for cash at a price equal to the principal amount of such notes. The notes are subordinated in right of payment to all of the Company’s senior indebtedness. Upon conversion, the Company has the right to deliver cash in lieu of shares of the Company’s common stock.

Included in other assets as of December 31, 2005 were $6.3 million of debt issuance costs associated with the zero coupon convertible senior subordinated notes, which will be amortized ratably through 2010.

1.875% Convertible Senior Subordinated Notes

In order to finance the repayment of the junior subordinated note discussed below, on December 15, 2005 the Company issued $95.0 million of 1.875% convertible senior subordinated notes due 2025. The Company received net proceeds of approximately $91.0 million from the sale of the notes after deducting commissions and estimated offering expenses of $4.0 million, which were capitalized as debt issuance costs and are being amortized using the effective interest method through the first put date of December 15, 2012. The notes bear interest at the rate of 1.875% per year from the date of issuance. Interest on the notes is payable on June 15 and December 15 of each year, beginning on June 15, 2006. The notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by certain existing and future subsidiaries of the Company.

The notes are convertible by holders into cash and shares of the Company’s common stock at a conversion rate of 142.8571 shares of common stock per $1,000 principal amount of notes (subject to adjustment in certain events), which is equivalent to an initial conversion price of approximately $7.00 per share of common stock. The Company will settle conversion of all notes validly tendered for conversion in cash and shares of the Company’s common stock, if applicable, subject to the Company’s right to pay the share amount in additional cash. Holders may convert their notes under the following circumstances: (i) during the five business-day period immediately following any five consecutive trading-day period in which the trading price per $1,000 principal amount of notes for each day of such period was less than 103% of the product of the closing sale price of the Company’s common stock and the conversion rate; (ii) upon occurrence of the specified transactions described in the indenture relating to the notes; or (iii) after June 15, 2012.

The notes will mature on December 15, 2025. Beginning December 20, 2012, the Company may redeem the notes, in whole or in part, for cash at a price of 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date. If a holder elects to convert its notes in connection with the occurrence of specified fundamental changes that occurs prior to December 15, 2012, the holder will be entitled to receive, in addition to cash and shares of common stock equal to the conversion rate, an additional number of shares of common stock, in each case as described in the indenture. Holders may require the Company to repurchase the notes for cash on December 15 of 2012, 2015 and 2020 at a repurchase price equal to 100% of the principal amount of such notes, plus accrued and unpaid interest, to, but excluding, the repurchase date. Upon the occurrence of certain corporate events, each holder may require the Company to purchase all or a portion of such holder’s notes for cash at a price equal to the principal amount of such notes, plus accrued and unpaid interest, to, but excluding, the repurchase date.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

The notes are the Company’s unsecured obligations, will be subordinated in right of payment to all of the Company’s existing and future senior indebtedness, will rank pari passu in right of payment with all of the Company’s existing and future senior subordinated indebtedness and will be senior in right of payment to all of the Company’s existing and future subordinated obligations. The notes also will be effectively subordinated to any of the Company’s or its subsidiaries’ secured indebtedness to the extent of the value of the assets securing such indebtedness.

Included in other assets as of December 31, 2005, were $4.0 million of debt issuance costs associated with the convertible senior subordinated notes, which will be amortized using the effective interest method through 2012.

Junior Subordinated Note

As part of the recapitalization, the Company entered into a $91.0 million junior subordinated note due 2011, issued by SCI LLC, the Company’s primary domestic operating subsidiary. During the periods it was outstanding, the note bore interest at an annual rate of 10.0%, compounded semi-annually and payable at maturity. The note was junior in right of payment to all senior debt. In November 2005, the Company repaid $66.4 million of the junior subordinated note with cash on hand, which reduced the outstanding principal amount to approximately $91.0 million. In December 2005, the Company issued $95.0 million aggregate principal amount of 1.875% convertible senior subordinated notes due 2025, as discussed above, and used the net proceeds to repay the remaining amount outstanding of its junior subordinated note on December 21, 2005.

Japanese Loan

In 2000, the Company’s Japanese subsidiary entered into a yen-denominated loan agreement with a Japanese bank to finance the expansion of its manufacturing facilities. The loan, which had a balance of $15.4 million at December 31, 2005 (based on the yen-to-dollar exchange rate in effect at that date), bears interest at an annual rate of 2.25% and requires semi-annual principal and interest payments through September 2010 of approximately $1.6 million (based on the yen-to-dollar exchange rate at December 31, 2005). The loan is unsecured, however, the bank has rights under the agreement to obtain the collateral of the Japanese subsidiary under certain circumstances. In addition, the loan is guaranteed on an unsecured basis by SCI LLC, the Company’s primary domestic operating subsidiary.

Chinese Loans

The Company’s long-term debt includes a $14.0 million loan facility between Leshan and a Chinese Bank, which was entered into in November 2000. Interest on these loans is payable quarterly and accrues at a variable rate based on published six month LIBOR rates in China for six-year term loans. During the fourth quarter of 2003, the Company exercised its ability to extend the maturity of this loan for three years under the same terms and conditions, thereby extending scheduled principal payments to $8.0 million due in the fourth quarter of 2006 and $6.0 million due in the first quarter of 2007.

The Company’s long-term debt also includes a $34.4 million loan facility between Leshan and another Chinese Bank. The loan facility is comprised of a $20.0 million tranche and a $14.4 million tranche. The first tranche has a three-year term with a balloon payment due December 2006, which is extendible for an additional three years under certain circumstances. The second tranche has a 10-year term with scheduled quarterly principal payments through December 2013. Each tranche bears interest at a rate of 6 month LIBOR plus 1.5% per annum, payable semiannually as compared to 3 month LIBOR plus 2.75% under the Company’s senior bank facilities.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

The Company has pledged substantially all of its tangible and intangible assets and similar assets of each of its existing and subsequently acquired or organized domestic subsidiaries (but no more than 65% of the capital stock of foreign subsidiaries held by them) to secure the Company’s senior bank facilities. SCI LLC, the primary domestic operating subsidiary of ON Semiconductor Corporation, is the borrower under the Company’s senior bank facilities. ON Semiconductor Corporation and the Company’s other domestic subsidiaries fully and unconditionally guarantee on a joint and several basis the obligations of the borrower under such facilities.

Debt Guarantees

The Company and SCI LLC, its primary operating subsidiary, were co-issuers (the “Issuers”) of the first-lien senior secured notes, the second-lien senior secured notes and the senior subordinated notes at the times they were outstanding and the Company is the sole issuer of the zero coupon convertible senior subordinated notes and the 1.875% convertible senior subordinated notes (collectively, “the Notes”). The Company’s other domestic subsidiaries (collectively, the “Guarantor Subsidiaries”) fully and unconditionally guarantee on a joint and several basis, the Issuers’ obligations under the Notes. The Guarantor Subsidiaries include Semiconductor Components Industries of Rhode Island, Inc, an operating subsidiary, as well as holding companies whose net assets consist primarily of investments in its joint venture in Leshan, China and nominal equity interests in certain of the Company’s other foreign subsidiaries. SCI LLC is a guarantor of the zero coupon convertible senior subordinated notes and the 1.875% convertible senior subordinated notes. The Company’s remaining subsidiaries (collectively, the “Non-Guarantor Subsidiaries”) are not guarantors of the Notes.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

The Company does not believe that separate financial statements and other disclosures concerning the Guarantor Subsidiaries would provide any additional information that would be material to investors in making an investment decision. Condensed consolidating financial information for the Issuers, the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries is as follows (in millions):

	Issuers
	ON Semiconductor Corporation (2)	SCI LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
As of December 31, 2005
Cash and cash equivalents	$—	$147.0	$—	$86.3	$—	$233.3
Receivables, net	—	29.4	—	130.8	—	160.2
Inventories, net	—	22.0	—	160.4	(12.9)	169.5
Other current assets	—	7.0	2.4	20.5	—	29.9
Deferred income taxes, current	—	—	—	7.4	—	7.4

Total current assets	—	205.4	2.4	405.4	(12.9)	600.3
Property, plant and equipment, net	—	73.7	3.4	361.4	—	438.5
Goodwill	—	8.1	69.2	—	—	77.3
Investments and other assets	(153.1)	66.6	38.8	22.8	57.3	32.4

Total assets	$(153.1)	$353.8	$113.8	$789.6	$44.4	$1,148.5

Accounts payable	$—	$22.9	$0.5	$113.9	$—	$137.3
Accrued expenses and other current liabilities	—	78.7	1.4	82.1	1.7	163.9
Deferred income on sales to distributors	—	32.4	—	64.7	—	97.1

Total current liabilities	—	134.0	1.9	260.7	1.7	398.3

Long-term debt (1)	355.0	610.4	—	27.7	—	993.1
Other long-term liabilities	—	17.8	0.5	13.1	—	31.4
Deferred income taxes	—	—	—	1.2	—	1.2
Intercompany (1)	(207.8)	(414.7)	174.0	243.0	205.5	—

Total liabilities	147.2	347.5	176.4	545.7	207.2	1,424.0
Minority interests in consolidated subsidiaries	—	—	—	—	24.8	24.8
Stockholders’ equity (deficit)	(300.3)	6.3	(62.6)	243.9	(187.6)	(300.3)

Liabilities, minority interests and stockholders’ equity (deficit)	$(153.1)	$353.8	$113.8	$789.6	$44.4	$1,148.5

	Issuers
	ON Semiconductor Corporation (2)	SCI LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
As of December 31, 2004
Cash and cash equivalents	$—	$15.1	$—	$90.6	$—	$105.7
Short-term investments	—	80.0	—	—	—	80.0
Receivables, net	—	35.3	—	96.2	—	131.5
Inventories, net	—	23.6	4.7	181.6	(16.5)	193.4
Other current assets	—	4.8	0.1	18.7	—	23.6
Deferred income taxes, current	—	—	—	2.8	—	2.8

Total current assets	—	158.8	4.8	389.9	(16.5)	537.0
Deferred income tax, non current	—	2.3	—	(2.3)	—	—
Property, plant and equipment, net	—	81.1	10.5	380.4	—	472.0
Goodwill	—	8.1	69.2	—	—	77.3
Investments and other assets	(354.5)	48.5	39.5	25.0	265.3	23.8

Total assets	$(354.5)	$298.8	$124.0	$793.0	$248.8	$1,110.1

Accounts payable	$—	$20.4	$3.5	$80.5	$—	$104.4
Accrued expenses and other current liabilities	—	74.6	6.3	41.4	1.7	124.0
Deferred income on sales to distributors	—	28.2	—	68.5	—	96.7

Total current liabilities	—	123.2	9.8	190.4	1.7	325.1

Long-term debt (1)	260.0	795.8	—	76.0	—	1,131.8
Other long-term liabilities	—	20.6	—	13.9	—	34.5
Intercompany (1)	(207.8)	(447.8)	150.9	299.4	205.3	—

Total liabilities	52.2	491.8	160.7	579.7	207.0	1,491.4
Minority interests in consolidated subsidiaries	—	—	—	—	25.4	25.4
Redeemable preferred stock	131.1	—	—	—	—	131.1
Stockholders’ equity (deficit)	(537.8)	(193.0)	(36.7)	213.3	16.4	(537.8)

Liabilities, minority interests and stockholders’ equity (deficit)	$(354.5)	$298.8	$124.0	$793.0	$248.8	$1,110.1

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

	Issuers
	ON Semiconductor Corporation (2)	SCI LLC (1)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
For the year ended December 31, 2005
Revenues	$—	$421.4	$25.8	$1,638.8	$(825.4)	$1,260.6
Cost of revenues	—	367.3	23.6	1,280.2	(829.0)	842.1

Gross profit	—	54.1	2.2	358.6	3.6	418.5

Research and development	—	20.9	11.1	61.7	—	93.7
Selling and marketing	—	41.8	0.8	36.7	—	79.3
General and administrative	—	18.5	6.4	49.7	—	74.6
Restructuring, asset impairments and other, net	—	1.0	(1.0)	3.3	—	3.3

Total operating expenses	—	82.2	17.3	151.4	—	250.9

Operating income (loss)	—	(28.1)	(15.1)	207.2	3.6	167.6
Interest expense, net	(1.6)	(30.7)	(10.0)	(13.7)	—	(56.0)
Other	—	(1.7)	—	(1.3)	—	(3.0)
Equity in earnings	102.2	156.5	5.8	—	(264.5)	—

Income (loss) before income taxes, minority interests and cumulative effect of accounting change	100.6	96.0	(19.3)	192.2	(260.9)	108.6
Income tax provision	—	1.8	—	(3.3)	—	(1.5)
Minority interests	—	—	—	—	(3.6)	(3.6)

Income (loss) before cumulative effect of accounting change	100.6	97.8	(19.3)	188.9	(264.5)	103.5
Cumulative effect of accounting change, net of income taxes	—	(1.9)	(0.5)	(0.5)	—	(2.9)

Net income (loss)	$100.6	$95.9	$(19.8)	$188.4	$(264.5)	$100.6

Net cash provided by (used in) operating activities	$—	$(147.3)	$(1.2)	$341.6	$—	$193.1

Cash flows from investing activities:
Purchases of property, plant and equipment	—	(13.7)	—	(32.4)	—	(46.1)
Funds deposited for purchases of property, plant and equipment	—	—	—	(1.7)	—	(1.7)
Purchases of held-to-maturity securities	—	(2.1)	—	—	—	(2.1)
Purchases of available-for-sale securities	—	(16.1)	—	—	—	(16.1)
Proceeds from sales of held-to-maturity securities	—	35.3	—	—	—	35.3
Proceeds from sales of available-for-sale securities	—	63.9	—	—	—	63.9
Proceeds from sales of property, plant and equipment	—	1.0	1.2	—	—	2.2
Other	—	—	—	(0.6)	—	(0.6)

Net cash provided by (used in) investing activities	—	68.3	1.2	(34.7)	—	34.8

Cash flows from financing activities:
Intercompany loans	—	(584.5)	180.0	404.5	—	—
Intercompany loan repayments	—	865.7	(180.0)	(685.7)	—	—
Proceeds from debt issuance	—	95.0	—	—	—	95.0
Proceeds from issuance of common stock under the employee stock purchase plan	—	1.8	—	—	—	1.8
Proceeds from exercise of stock options and warrants	—	4.5	—	—	—	4.5
Dividends to minority shareholder of consolidated subsidiary	—	6.5	—	(10.7)	—	(4.2)
Payment of costs to issue common stock	—	(0.3)	—	—	—	(0.3)
Payment of capital lease obligation	—	(4.7)	—	(0.2)	—	(4.9)
Payment of debt issuance and amendment costs	—	(3.4)	—	—	—	(3.4)
Repayment of long term debt	—	(169.7)	—	(18.4)	—	(188.1)
Equity injections from Parent	—	—	6.5	—	—	6.5
Subsidiary declared dividend	—	—	(6.5)	—	—	(6.5)

Net cash provided by (used in) financing activities	—	210.9	—	(310.5)	—	(99.6)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(0.7)	—	(0.7)

Net increase (decrease) in cash and cash equivalents	—	131.9	—	(4.3)	—	127.6

Cash and cash equivalents, beginning of period	—	15.1	—	90.6	—	105.7

Cash and cash equivalents, end of period	$—	$147.0	$—	$86.3	$—	$233.3

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

	Issuers
	ON Semiconductor Corporation (2)	SCI LLC (1)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
For the year ended December 31, 2004
Revenues	$—	$517.3	$61.6	$1,662.9	$(974.9)	$1,266.9
Cost of revenues	—	446.9	45.0	1,329.5	(964.4)	857.0

Gross profit	—	70.4	16.6	333.4	(10.5)	409.9

Research and development	—	20.6	12.8	61.0	—	94.4
Selling and marketing	—	41.8	0.8	31.2	—	73.8
General and administrative	—	15.2	0.5	56.5	—	72.2
Restructuring, asset impairments and other, net	—	12.4	3.4	3.8	—	19.6

Total operating expenses	—	90.0	17.5	152.5	—	260.0

Operating income (loss)	—	(19.6)	(0.9)	180.9	(10.5)	149.9
Interest expense, net	(1.0)	(49.0)	(20.1)	(28.9)	—	(99.0)
Loss on debt prepayment	—	(159.7)	—	—	—	(159.7)
Other	—	5.2	—	(9.4)	—	(4.2)
Equity in earnings	(122.7)	94.5	5.7	—	22.5	—

Income (loss) before income taxes and minority interests	(123.7)	(128.6)	(15.3)	142.6	12.0	(113.0)
Income tax provision	—	1.4	—	(8.8)	—	(7.4)
Minority interests	—	—	—	—	(3.3)	(3.3)

Net income (loss)	$(123.7)	$(127.2)	$(15.3)	$133.8	$8.7	$(123.7)

Net cash provided by (used in) operating activities	$—	$(163.9)	$2.5	$199.8	$—	$38.4

Cash flows from investing activities:
Purchases of property, plant and equipment	—	(28.7)	(1.8)	(51.3)	—	(81.8)
Deposits utilized for purchases of property, plant and equipment	—	6.4	—	—	—	6.4
Purchases of held-to-maturity securities	—	(40.8)	—	—	—	(40.8)
Purchases of available-for-sale securities	—	(261.9)	—	—		(261.9)
Proceeds from sales of held-to-maturity securities	—	8.8	—	—	—	8.8
Proceeds from sales of available-for-sale securities	—	214.3	—	—		214.3
Proceeds from sales of property, plant and equipment	—	4.2	—	0.2	—	4.4
Other	—	—	—	—	—	—

Net cash used in investing activities	—	(97.7)	(1.8)	(51.1)	—	(150.6)

Cash flows from financing activities:
Intercompany loans	—	(391.1)	—	391.1	—	—
Intercompany loan repayments	—	411.4	—	(411.4)	—	—
Proceeds from debt issuance	—	905.5	—	—	—	905.5
Proceeds from issuance of common stock under the employee stock purchase plan	—	1.9	—	—	—	1.9
Proceeds from exercise of stock options and warrants	—	5.9	—	—	—	5.9
Dividends to minority shareholder of consolidated subsidiary	—	—	—	(4.2)	—	(4.2)
Proceeds from issuance of common stock, net of issuance costs	—	228.2	—	—	—	228.2
Payment of capital lease obligation	—	(6.0)	—	(0.2)	—	(6.2)
Payment of debt issuance and amendment costs	—	(11.0)	—	—	—	(11.0)
Repayment of long term debt	—	(1,080.5)	—	(8.2)	—	(1,088.7)
Equity injections from Parent	—	7.5	—	—	—	7.5
Subsidiary declared dividend	—	86.0	(0.7)	(92.8)	—	(7.5)

Net cash provided by (used in) financing activities	—	157.8	(0.7)	(125.7)	—	31.4

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(0.1)	—	(0.1)

Net increase (decrease) in cash and cash equivalents	—	(103.8)	0.0	22.9	—	(80.9)
Cash and cash equivalents, beginning of period	—	118.9	—	67.7	—	186.6

Cash and cash equivalents, end of period	$—	$15.1	$0.0	$90.6	$—	$105.7

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

	Issuers
	ON Semiconductor Corporation (2)	SCI LLC (1)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
For the year ended December 31, 2003
Revenues	$—	$480.2	$92.9	$1,407.7	$(911.7)	$1,069.1
Cost of revenues	—	455.5	44.4	1,187.0	(918.5)	768.4

Gross profit	—	24.7	48.5	220.7	6.8	300.7

Research and development	—	25.1	13.6	46.8	—	85.5
Selling and marketing	—	34.9	0.5	27.6	—	63.0
General and administrative	—	24.9	0.2	44.1	—	69.2
Amortization of goodwill and other intangibles	—	—	5.9	—	—	5.9
Restructuring, asset impairments and other, net	—	11.3	39.9	10.0	—	61.2

Total operating expenses	—	96.2	60.1	128.5	—	284.8

Operating income (loss)	—	(71.5)	(11.6)	92.2	6.8	15.9
Interest expense, net	—	(100.3)	(19.0)	(29.8)	—	(149.1)
Loss on debt prepayment	—	(7.7)	—	—	—	(7.7)
Other	—	10.0	—	(5.4)	—	4.6
Equity in earnings	(166.7)	24.8	4.8	(1.0)	138.1	—

Income (loss) before income taxes, minority interests and cumulative effect of accounting change	(166.7)	(144.7)	(25.8)	56.0	144.9	(136.3)
Income tax provision	—	(6.5)	—	(1.2)	—	(7.7)
Minority interests	—	—	—	—	(1.2)	(1.2)

Income (loss) before cumulative effect of accounting change	(166.7)	(151.2)	(25.8)	54.8	143.7	(145.2)
Cumulative effect of accounting change, net of income taxes	—	(20.0)	—	(1.5)	—	(21.5)

Net income (loss)	$(166.7)	$(171.2)	$(25.8)	$53.3	$143.7	$(166.7)

Net cash provided by (used in) operating activities	$—	$(69.0)	$6.6	$108.1	$—	$45.7

Cash flows from investing activities:
Purchases of property, plant and equipment	—	(21.6)	(6.6)	(31.6)	—	(59.8)
Funds deposited for purchases of property, plant and equipment	—	(6.8)	—	—	—	(6.8)
Proceeds from sales of property, plant and equipment	—	—	—	13.2	—	13.2
Other	—	(1.8)	—	—	—	(1.8)

Net cash used in investing activities	—	(30.2)	(6.6)	(18.4)	—	(55.2)

Cash flows from financing activities:
Intercompany loans	—	(301.8)	—	301.8	—	—
Intercompany loan repayments	—	442.0	—	(442.0)	—	—
Proceeds from debt issuance, net of discount	—	290.4	—	48.0	—	338.4
Proceeds from issuance of common stock under the employee stock purchase plan	—	1.2	—	—	—	1.2
Proceeds from exercise of stock options and warrants	—	5.6	—	—	—	5.6
Proceeds from issuance of common stock, net of issuance costs	—	157.2	—	—	—	157.2
Payment of capital lease obligation	—	(0.2)	—	—	—	(0.2)
Payment of debt issuance costs	—	(15.3)	—	—	—	(15.3)
Repayment of long term debt	—	(482.5)	—	—	—	(482.5)

Net cash provided by (used in) financing activities	—	96.6	—	(92.2)	—	4.4

Effect of exchange rate changes on cash and cash equivalents	—	—	—	1.3	—	1.3

Net decrease in cash and cash equivalents	—	(2.6)	—	(1.2)	—	(3.8)
Cash and cash equivalents, beginning of period	—	121.5	—	68.9	—	190.4

Cash and cash equivalents, end of period	$—	$118.9	$—	$67.7	$—	$186.6

(1)	For purposes of this presentation, the Senior Subordinated Notes, Second-Lien Notes and First-Lien Notes have been reflected in the condensed balance sheets of both the Company and SCI LLC with the appropriate offset reflected in the eliminations column. Interest expense and debt discount amortization has been allocated to SCI LLC only. For purposes of the zero coupon convertible senior subordinated notes, SCI LLC is a guarantor but not an issuer.
(2)	The Company is a holding company and has no operations apart from those of its operating subsidiaries. Additionally, the Company does not maintain a bank account; rather, SCI LLC, its primary operating subsidiary, processes all of its cash receipts and disbursements on its behalf.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Note 8:    Income Taxes

Geographic sources of income (loss) before income taxes, minority interests and cumulative effect of accounting change are as follows (in millions):

	Year ended December 31,
	2005	2004	2003
United States	$(86.7)	$(245.8)	$(190.0)
Foreign	195.3	132.8	53.7

	$108.6	$(113.0)	$(136.3)

The provision (benefit) for income taxes is as follows (in millions):

	Year ended December 31,
	2005	2004	2003
Current
Federal	$—	$(9.0)	$—
State and local	(0.1)	—	(0.1)
Foreign	7.3	12.9	7.1

	7.2	3.9	7.0

Deferred
Federal	—	—	—
State and local	—	—	—
Foreign	(5.7)	3.5	0.7

	(5.7)	3.5	0.7

	$1.5	$7.4	$7.7

A reconciliation of the U.S. federal statutory income tax rate to the Company’s effective income tax rate is as follows:

	Year ended December 31,
	2005	2004	2003
U.S. federal statutory rate	35.0%	35.0%	35.0%
Increase (decrease) resulting from:
State and local taxes, net of federal tax benefit	(0.1)	0.2	8.8
Foreign withholding taxes	0.3	(0.1)	(0.5)
Foreign rate differential	(55.5)	38.4	0.8
Dividend income from foreign subsidiaries	61.8	(30.4)	—
Change in valuation allowance	(37.9)	(48.5)	(53.1)
Other	(2.2)	(1.1)	3.4

	1.4%	(6.5)%	(5.6)%

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

The tax effects of temporary differences in the recognition of income and expense for tax and financial reporting purposes that give rise to significant portions of the deferred tax assets, net of deferred tax liabilities as of December 31, 2005 and December 31, 2004 are as follows (in millions):

	Year ended December 31,
	2005	2004
Net operating loss and tax credit carryforwards	$424.2	$416.8
Tax-deductible goodwill	170.6	195.6
Reserves and accruals	9.9	13.5
Property, plant and equipment	47.1	38.2
Inventories	22.6	21.2
Other	1.0	9.8

Gross deferred tax assets	$675.4	$695.1
Valuation allowance	(669.2)	(694.6)

Net deferred tax asset	$6.2	$0.5

A valuation allowance has been recorded against the Company’s deferred tax assets, with the exception of deferred tax assets at certain foreign subsidiaries, as management believes it is more likely than not that these assets will not be realized. As of December 31, 2005, the Company had $20.0 million of valuation allowance related to stock option deductions, which, if realized, will be accounted for as an addition to equity rather than as a reduction to the provision for income taxes.

As of December 31, 2005, the Company’s federal, state, and foreign net operating loss carryforwards (“NOLs”) were $994.0 million, $1,060.7 million, and $1.5 million, respectively. If not utilized, these NOLs will expire in varying amounts from 2007 through 2025. Pursuant to Sections 382 and 383 of the Internal Revenue Code, the utilization of NOLs and other tax attributes may be subject to substantial limitations if certain ownership changes occur during a three-year testing period (as defined by the Internal Revenue Code). The Company does not believe an ownership change has occurred as of December 31, 2005 that would limit the Company’s utilization of its NOLs or credit carryovers.

The calculation of tax liabilities involves dealing with uncertainties in the application of complex global tax regulations. The Company recognizes potential liabilities for anticipated tax audit issues in the United States and other tax jurisdictions based on its estimate of whether, and the extent to which, additional taxes will be due. As of December 31, 2005, the Company has reserves for these potential tax liabilities of $16.2 million. If payment of these amounts ultimately proves to be unnecessary, the reversal of the liabilities would result in tax benefits being recognized in the period when the Company determines the liabilities are no longer necessary. Additionally, the Company reviews the collectibility of its tax receivables due from various jurisdictions and when recovery is uncertain, the Company reserves amounts deemed to be uncollectible. If the receipts of these amounts occur or are assured, the reversal of the reserves previously established would result in a tax benefit in the period. As of December 31, 2005 the Company had allowances for tax receivables of $9.3 million.

The income tax provision for the year ended December 31, 2005 included $6.1 million for income and withholding taxes of certain of the Company’s foreign operations and $7.6 million of new reserves for potential liabilities in foreign taxing jurisdictions, partially offset by the reversal of $9.5 million of previously accrued income taxes for anticipated audit issues and the reversal of a $2.7 million valuation allowance against deferred tax assets for one of the Company’s Japanese subsidiaries that returned to profitability.

During 2005, the Company reassessed its intentions regarding repatriation of undistributed earnings from non-U.S. subsidiaries, concluding that only a portion of 2005 and future earnings will be reinvested indefinitely while the remainder will be repatriated. Thus, except for certain earnings that the Company intends to reinvest

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

indefinitely, provisions have been made for the estimated U.S. federal income taxes applicable to undistributed earnings of non-U.S. subsidiaries. The portion of earnings not reinvested indefinitely upon which deferred income tax has been provided, and thus may be distributed substantially free of additional U.S. federal income taxes, is $45.0 million. The net deferred income tax provision relating to these earnings is $0, due to the Company’s full valuation allowance on its federal deferred tax assets, described above. The remaining undistributed earnings of approximately $322.1 million at December 31, 2005 have been indefinitely reinvested; therefore, no provision has been made for taxes due upon remittance of these earnings. Determination of the amount of unrecognized deferred tax liability on these undistributed earnings is not practicable.

Note 9:    Redeemable Preferred Stock

On November 10, 2005, the Company entered into a Conversion and Termination Agreement with an affiliate of TPG to convert the Series A Cumulative Convertible Redeemable Preferred Stock (the “preferred stock”), as described below, into 49.4 million shares of the Company’s common stock. To induce the conversion, the Company issued 3.9 million shares of common stock to the affiliate of TPG, which resulted in a $20.4 million reduction to net income applicable to common stock in 2005, based on the fair value of the inducement shares on November 10, 2005. Following the conversion, none of the authorized shares of the preferred stock remained outstanding. On February 17, 2006, the Board of Directors of the Company resolved that no series or class of the preferred stock will be issued under the Certificate of Designations and authorized the filing of a certificate of elimination for the Certificate of Designation with the Secretary of State of the State of Delaware.

The Company has 100,000 authorized shares of preferred stock. On September 7, 2001, the Company issued 10,000 shares of the preferred stock with a stated value of $100.0 million to an affiliate of TPG. As of the issuance date, the preferred stock was convertible into 35,460,993 shares of the Company’s common stock at a price of $2.82 per share (subject to specified anti-dilution provisions) and was redeemable at the holder’s option any time after September 7, 2009. During the periods the preferred stock was outstanding, the preferred stock had a cumulative dividend payable quarterly in cash, at the rate of 8.0% per annum (or, if greater during the relevant quarterly period, in an amount equal to the value of the dividends that would be paid on the common stock then issuable upon conversion of the preferred stock), compounded to the extent not paid, and subject to restrictions under the Company’s senior bank facilities and other documents relating to the Company’s indebtedness. There were $9.2 million, $9.9 million and $9.2 million of preferred stock dividends that accrued during the years ended December 31, 2005, 2004 and 2003, respectively.

The Company was required to accrete the value of the preferred stock to its redemption value and record such accretion using a straight-line method over the remaining period until the earliest available redemption date of September 7, 2009. Such accretion, which was influenced by changes in the market price of the Company’s common stock, adjusted net income applicable to common stock during the periods the preferred stock was outstanding. Based on the market prices of the Company’s common stock, the Company recorded net accretion charges of $1.5 million and $0.5 million for the years ended December 31, 2004 and 2003, respectively. During 2005, previously recognized accretion charges of $1.0 million were reversed as a result of the conversion.

Note 10:    Common Stock

On May 3, 2000, the Company completed the initial public offering of its common stock, selling 34.5 million shares with an issue price of $16 per share. Net proceeds from the IPO (after deducting issuance costs) were approximately $514.8 million. The net proceeds were used to redeem all of the preferred stock then outstanding (including accrued dividends), redeem a portion of the then outstanding 12% Senior Subordinated Notes due in 2009 and prepay a portion of the loans outstanding under the senior bank facilities.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

On September 23, 2003, the Company completed a public offering (the “September 2003 Equity Offering”) of common stock registered pursuant to its shelf registration statement originally filed with the Securities and Exchange Commission on April 24, 2002 (as amended on March 14, 2003). In connection with this offering, the Company issued approximately 37.0 million shares (including approximately 2.2 million shares issued in connection with the underwriters’ exercise of their option to cover over-allotments) at a price of $4.50 per share. The net proceeds of the offering were $156.8 million after deducting the underwriters’ discount of $8.2 million ($0.225 per share) and offering expenses of $1.4 million. After further evaluation, the Company reversed the accrual for unpaid fees of $0.4 million in 2004, which resulted in net proceeds of $157.2 million. The Company used the net proceeds to prepay $152.7 million of its senior bank facilities and to pay $3.8 million of costs associated with the amendment to its senior bank facilities as described in Note 7: “Long-Term Debt”. In connection with this prepayment, the Company wrote off $2.5 million of debt issuance costs.

On February 9, 2004, the Company and its principal stockholder, Texas Pacific Group, completed a public offering (the “February 2004 Equity Offering”) of common stock registered pursuant to a shelf registration statement originally filed with the Securities and Exchange Commission on January 2, 2004. In connection with this offering, the Company issued approximately 34.4 million shares (including approximately 0.4 million shares issued in connection with the underwriters’ exercise of their option to cover over-allotments) at a price of $6.98 per share. The net proceeds from this offering received by the Company were $227.9 million after deducting the underwriting discount of $10.8 million ($0.3141 per share) and offering expenses of $2.2 million, and $0.3 million of bank amendment fees that were paid as of December 31, 2004. The Company did not receive any of the proceeds from the sale of shares by the selling stockholder. The Company used the net proceeds to redeem $70.0 million outstanding principal amount of the first-lien senior secured notes and $105 million outstanding principal amount of the second-lien senior secured notes, in each case on March 10, 2004 at a redemption price of 112.0% of the principal amount of the notes to be redeemed, together with accrued interest to the redemption date. The Company used the remaining net proceeds for general corporate purposes. In connection with this redemption, the Company wrote off $12.0 million of debt issuance costs. In connection with the February 2004 Equity Offering, the Company obtained an amendment and waiver under the credit agreement relating to its senior bank facilities as described in Note 7: “Long-Term Debt”.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Income (loss) per share calculations for 2005, 2004 and 2003 are as follows (in millions, except per share data):

	2005	2004	2003
Net income (loss) before cumulative effect of accounting change	$103.5	$(123.7)	$(145.2)
Less: Accretion to redemption value of convertible redeemable preferred stock	1.0	(1.5)	(0.5)
Less: Convertible redeemable preferred stock dividends	(9.2)	(9.9)	(9.2)
Less: Dividend from inducement shares issued upon conversion of convertible redeemable preferred stock (1)	(20.4)	—	—
Less: Allocation of undistributed earnings to preferred shareholders before cumulative effect of accounting change	(10.1)	—	—

Net income (loss) applicable to common stock before cumulative effect of accounting change	64.8	(135.1)	(154.9)
Less: Allocation of undistributed earnings to preferred shareholders applicable to cumulative effect of accounting change	0.4	—	—
Cumulative effect of accounting change	(2.9)	—	(21.5)

Net income (loss) applicable to common stock	62.3	(135.1)	(176.4)
Add: Amortization of debt issuance costs of zero coupon convertible subordinated notes, net of tax	1.5	—	—

Diluted net income (loss) applicable to common stock	$63.8	$(135.1)	$(176.4)

Basic weighted average common shares outstanding	263.3	247.8	187.4
Add: Incremental shares for:
Dilutive effect of stock options	7.0	—	—
1.875% convertible senior subordinated notes	—	—	—
Convertible zero coupon senior subordinated notes	26.5	—	—

Diluted weighted average common shares outstanding	296.8	247.8	187.4

Income (loss) per share
Basic:
Net income (loss) applicable to common stock before cumulative effect of accounting change	$0.25	$(0.55)	$(0.83)
Cumulative effect of accounting change	(0.01)	—	(0.11)

Net income (loss) applicable to common stock	$0.24	$(0.55)	$(0.94)

Diluted:
Net income (loss) applicable to common stock before cumulative effect of accounting change	$0.22	$(0.55)	$(0.83)
Cumulative effect of accounting change	(0.01)	—	(0.11)

Net income (loss) applicable to common stock	$0.21	$(0.55)	$(0.94)

(1)	Dividend from inducement shares issued upon conversion of convertible redeemable preferred stock of $20.4 million in 2005 is the fair value of approximately 3.9 million shares issued to TPG on November 10, 2005 as discussed in “Note 9: Redeemable Preferred Stock”.

Basic income (loss) per share is computed by dividing net income (loss), adjusted for the accretion to redemption value and dividends related to the Company’s preferred stock, by the weighted average number of common shares outstanding during the period. In periods in which the Company generates income, the two-class method is used to calculate basic earnings per share whereby net income, adjusted for the accretion to redemption value and dividends related to the Company’s preferred stock, is allocated on a pro-rata basis between common and preferred stockholders, as required by Emerging Issues Task Force (“EITF”) Issue 03-6, due to the preferred stockholders’ right to participate in dividends declared on the Company’s common stock. The retroactive adoption of Issue 03-6 in 2004 did not impact prior periods due to net losses in those periods.

Diluted loss per share generally would assume the conversion of the preferred stock into common stock if dilutive and also incorporates the incremental impact of shares issuable upon the assumed exercise of stock options and upon the assumed conversion of the zero coupon convertible senior subordinated notes. However, since basic earnings per share under the two-class method is lowered due to the allocation of undistributed

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

earnings to preferred stockholders in periods the preferred stock was outstanding, the impact to diluted earnings per share of the assumed conversion of the convertible redeemable preferred stock into common stock will generally be anti-dilutive, and therefore is excluded from the calculation of diluted earnings per share. For the assumed conversion of the zero coupon convertible senior subordinated notes, $1.5 million of amortization expense of debt issuance costs for the year ended December 31, 2005 was added back to net income to calculate diluted earnings per share.

The number of incremental shares from the assumed exercise of stock options is calculated by applying the treasury stock method. For 2004 and 2003 the effect of stock option shares were not included as the related impact would have been anti-dilutive as the Company generated a net loss in those periods. Had the Company generated net income during the years ended December 31, 2004 and 2003, the assumed exercise of stock options would have resulted in additional incremental shares of diluted weighted average common shares outstanding as follows (in millions):

	Year Ended December 31,
	2004	2003
Exercise price below average market price
Incremental shares from the assumed exercise of stock options	8.4	5.5

Common shares relating to the employee stock options where the exercise price exceeded the average market price of the Company’s common shares during these periods were also excluded from the diluted earnings per share calculation. The excluded options were as follows (in millions):

	Year Ended December 31,
	2005	2004	2003
Exercise price exceeds average market price
Weighted average common shares represented by the assumed exercise of stock options	12.8	10.3	11.2

In determining diluted earnings per share for the years ended December 31, 2005, 2004 and 2003, the assumed conversion of 41.1 million, 43.8 million and 40.6 million shares, respectively of the preferred stock were also excluded as the related impacts would have been anti-dilutive.

For the year ended December 31, 2004, the assumed conversion of the zero coupon convertible senior subordinated notes into 26.5 million shares was also excluded in determining diluted earnings per share as the conversion would have been anti-dilutive.

For the year ended December 31, 2005, the assumed conversion of the 1.875% convertible senior subordinated notes was also excluded in determining diluted earnings per share. The 1.875% convertible senior subordinated notes are convertible into cash up to the par value of $95.0 million, based on a conversion price of $7.00 per share. The excess of fair value over par value is convertible into stock. As of December 31, 2005 the Company’s common stock traded below $7.00; thus, the effects of an assumed conversion would have been anti-dilutive and therefore were excluded.

See Note 7: Long-Term Debt for further discussion of the zero coupon convertible senior subordinated notes and the 1.875% convertible senior subordinated notes.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Note 11:    Stock Options

The Company adopted the ON Semiconductor 1999 Founders Stock Option Plan (“the 1999 Plan”), which is an incentive plan for key employees, directors and consultants. A total of 11.6 million shares of the Company’s common stock have been reserved for issuance under the 1999 Plan. The 1999 Plan is administered by the Board of Directors or a committee thereof, which is authorized to, among other things, select the key employees, directors and consultants who will receive grants and determine the exercise prices and vesting schedules of the options. Prior to the existence of a public market for the Company’s common stock, the Board of Directors determined fair market value.

On February 17, 2000, the Company adopted the 2000 Stock Incentive Plan (“the 2000 Plan”) which provides key employees, directors and consultants with various equity-based incentives as described in the plan document. The 2000 Plan is administered by the Board of Directors or a committee thereof, which is authorized to determine, among other things, the key employees, directors or consultants who will receive awards under the plan, the amount and type of award, exercise prices or performance criteria, if applicable, and vesting schedules. Through December 31, 2004, stockholders had approved amendments to the 2000 Plan which have increased the number of shares of the Company’s common stock reserved and available for grant to 30.5 million, plus an additional number of shares of the Company’s common stock equal to 3% of the total number of outstanding shares of common stock effective automatically on January 1st of each year beginning January 1, 2005 and ending after January 1, 2010. As of January 1, 2006 and 2005, the number of shares of the Company’s common stock reserved and available for grant increased by 9.3 million and 7.6 million, respectively to 47.5 million and 38.2 million, from 30.5 million shares as of December 31, 2004, in accordance with the approved amendments. The 2000 Plan has also been amended to increase the maximum number of options granted to any one participant during a fiscal year from 1.0 million shares to 2.5 million, and to allow the Board of Directors to adopt a program of exchanging underwater options for newly issued options.

Generally, the options granted under both plans vest over a period of four years. Under the 1999 Plan, all outstanding options and under the 2000 Plan certain outstanding options vest automatically upon a change of control, as defined, provided the option holder is employed by the Company on the date of the change in control. Under the 2000 Plan, certain other outstanding options vest upon a change of control if the Board of Directors of the Company, at its discretion, provides for acceleration of the vesting of said options. Upon the termination of an option holder’s employment, all unvested options will immediately terminate and vested options will generally remain exercisable for a period of 90 days after date of termination (one year in the case of death or disability), unless otherwise specified in an option holder’s employment or stock option agreement.

There was an aggregate of 13.6 million, 9.8 million and 10.4 million shares of common stock available for grant under the 1999 Plan and the 2000 Plan at December 31, 2005, 2004 and 2003, respectively.

Additional information with respect to the activity of the Company’s stock option plans is as follows (in millions, except per share data):

	2005		2004		2003
	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	25.8	$4.82	23.4	$4.11	22.4	$4.63
Grants	6.2	4.72	7.4	6.45	6.0	2.17
Exercises	(2.0)	2.18	(2.6)	2.32	(1.9)	1.79
Cancellations	(2.4)	5.66	(2.4)	5.63	(3.1)	5.60

Outstanding at end of year	27.6	$4.92	25.8	$4.82	23.4	$4.11

Exercisable at end of year	16.4	$5.69	11.5	$5.11	10.5	$5.04

Weighted average fair value of options granted during the period		$2.25		$3.88		$1.50

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

The following tables summarize options outstanding and options exercisable at December 31, 2005:

	Outstanding Options
	Number Shares (in millions)	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
Range of Exercise Prices
$1.03-$1.50	5.9	3.9	$1.37
$1.65-$3.88	5.6	6.8	3.09
$4.15-$4.99	5.7	8.8	4.66
$5.12-$7.00	4.0	6.9	5.96
$7.02-$9.03	4.8	8.0	7.16
$10.88-$21.38	1.6	4.4	15.93

Totals	27.6

	Exercisable Options

	Number Shares (in millions)	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
Range of Exercise Prices
$1.03-$1.50	4.2	2.5	$1.42
$1.65-$3.88	3.4	6.2	3.07
$4.15-$4.99	0.9	7.4	4.28
$5.12-$7.00	2.3	5.7	6.09
$7.02-$9.03	4.0	7.9	7.18
$10.88-$21.38	1.6	4.4	15.93

Totals	16.4

These options will expire if not exercised by specific dates through December 2015.

In 2003 and 2004 the Company recorded $0.1 and $0.2 million, respectively related to stock option modifications of certain employees.

In 2001, the Company issued warrants to purchase 1,250,000 shares of common stock to consultants for services rendered during 2001, which had an exercise price of $1.90 per share, were vested at the date of grant and were exercised during 2003.

On February 17, 2000, the Company adopted the 2000 Employee Stock Purchase Plan. Subject to local legal requirements, each of the Company’s eligible employees has the right to elect to have up to 10% of their payroll applied towards the purchase of shares of the Company’s common stock at a price equal to 85% of the fair market value of such shares as determined under the plan. Employees will be limited to annual purchases of $25,000 under this plan. In addition, during each quarterly offering period, employees may not purchase stock exceeding the lesser of (i) 500 shares, or (ii) the number of shares equal to $6,250 divided by the fair market value of the stock on the first day of the offering period. During 2005, 2004 and 2003, employees purchased approximately 0.5 million, 0.5 million and 0.7 million shares under the plan. Through December 31, 2004, shareholders have approved amendments to the 2000 Employee Stock Purchase Plan which have increased the number of shares of the Company’s common stock issuable thereunder to 8.5 million shares. As of December 31, 2005, there were 3.5 million shares available for issuance under the Employee Stock Purchase Plan.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Acceleration of Stock Options

On November 16, 2005, the Company accelerated the vesting of certain unvested and “out-of-the-money” stock options outstanding under the company’s stock plans. The acceleration of vesting applied to all unvested options that had an exercise price per share of $7.00 or higher, with the exception of options granted to directors, certain officers and employees with options granted under the French provisions in the Company’s 2000 Stock Incentive Plan. As a result of the acceleration, options to purchase approximately 2.5 million shares of the Company’s common stock became exercisable immediately. The weighted average exercise price of the affected options was $7.04 per share. In making the decision to accelerate these options, the Board of Directors believed it was in the best interest of the stockholders to reduce the future earnings impact resulting from the planned adoption of SFAS 123R in the first quarter of 2006, and the resulting impact that this may have on the Company’s market value.

This acceleration of these options that were outstanding on November 16, 2005 will reduce future expenses upon the adoption of FAS 123R on a pre-tax basis as follows:

Reduction in Non-cash Expense
(millions)
2006	$3.6
2007	3.6
2008	0.3

Total	$7.5

The accelerated vesting of these options does not result in a charge in the current period based on generally accepted accounting principles, but increased pro-forma stock-based employee compensation expense determined in accordance with SFAS No. 123. See “Note 3: Significant accounting polices” Stock-Based Compensation for further discussion.

Note 12:    Employee Benefit Plans

Defined Benefit Plans

Benefits under all of the Company’s plans are valued utilizing the projected unit credit cost method. The Company’s policy is to fund its defined benefit plans in accordance with local requirements and regulations. The Company expects to contribute $2.0 million in 2006. As discussed below, the 2006 funding is primarily driven by the Company’s current assessment of the economic environment and projected benefit payments of its foreign subsidiaries. The ON Semiconductor Grandfathered Pension Plan (the “Grandfathered Plan”) has been terminated, which termination was approved by the Pension Benefit Guaranty Corporation in 2005 and determined by the Internal Revenue Service not to adversely affect its qualification for federal tax purposes. All liabilities have been settled and all plan assets belonging to the Grandfathered Plan had been used to complete the termination as of December 31, 2005. The tables below reflect the final funding of the Grandfathered and distribution of plan assets during 2005. The Company’s measurement date for determining its defined benefit obligations for all plans is December 31 of each year.

Certain of the Company’s foreign subsidiaries provide retirement plans for substantially all of their employees. Such plans conform to local practice in terms of providing minimum benefits mandated by law, collective agreements or customary practice. The assumed rate of return on plan assets for these plans for 2006 is 5.49%. The Company’s expected long-term rate of return on plan assets is updated at least annually, taking into

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

consideration our asset allocation, historical returns on similar types of assets and the current economic environment. For estimation purposes, we assume our long-term asset mix will generally be consistent with the current mix.

As described in Note 4 “Accounting Changes,” effective January 1, 2003, the Company changed its method of accounting for unrecognized net actuarial gains or losses relating to its defined benefit pension obligations.

Prior to January 1, 2003, the Company amortized its net unrecognized actuarial gains or losses over the average remaining service lives of active plan participants, to the extent that such net gains or losses exceeded the greater of 10% of the related projected benefit obligation or plan assets. The Company no longer defers actuarial gains or losses but recognizes such gains and losses during the fourth quarter of each year, which is the period the Company’s annual pension plan actuarial valuations are prepared. Management believes that this change is to a preferable accounting method as actuarial gains or losses will be recognized currently in income rather than being deferred.

The following is a summary of the status of the Company’s various pension plans and the net periodic pension cost (dollars in millions):

	Year Ended December 31,
	2005			2004			2003
	U.S. Pension Plan	Foreign Pension Plans	Total	U.S. Pension Plan	Foreign Pension Plans	Total	U.S. Pension Plans	Foreign Pension Plans	Total
Service cost	$—	$1.0	$1.0	$1.5	$0.9	$2.4	$1.7	$1.3	$3.0
Interest cost	1.5	0.9	2.4	2.0	0.9	2.9	2.4	0.9	3.3
Expected return on plan assets	—	(0.5)	(0.5)	(0.5)	(0.2)	(0.7)	(0.5)	(0.3)	(0.8)
Amortization of prior service cost		0.4	0.4	0.1	0.3	0.4	0.1	0.3	0.4
Curtailment gain	—	—	—	0.7	(0.6)	0.1	—	—	—
Cumulative effect of accounting change	—	—	—	—		—	20.0	1.5	21.5
Other losses (gains)	(0.8)	(0.4)	(1.2)	2.5	(0.4)	2.1	(0.9)	—	(0.9)

Total net periodic pension cost	$0.7	$1.4	$2.1	$6.3	$0.9	$7.2	$22.8	$3.7	$26.5

Weighted average assumptions
Discount rate	—	4.39%		4.86%	4.32%		5.16%	4.29%
Expected return on plan assets	—	5.49%		2.50%	3.47%		2.50%	5.73%
Rate of compensation increase	—	3.35%		3.00%	3.18%		3.00%	3.17%

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

	December 31,
	2005			2004
	U.S. Pension Plans	Foreign Pension Plans	Total	U.S. Pension Plans	Foreign Pension Plans	Total
Change in projected benefit obligation
Projected benefit obligation at the beginning of the year	$39.8	$23.7	$63.5	$39.5	$22.6	$62.1
Service cost	—	1.0	1.0	1.5	0.9	2.4
Interest cost	1.5	0.9	2.4	2.0	0.9	2.9
Net actuarial (gain) or loss	—	0.6	0.6	2.3	(0.1)	2.2
Settlement gain	(0.4)	—	(0.4)	—	(0.6)	(0.6)
Benefits paid	(40.9)	(0.8)	(41.7)	(5.5)	(0.4)	(5.9)
Translation (gain) loss	—	(1.9)	(1.9)	—	0.4	0.4

Projected benefit obligation at the end of the year	$—	$23.5	$23.5	$39.8	$23.7	$63.5

Accumulated benefit obligation at the end of the year	$—	$20.0	$20.0	$39.8	$20.3	$60.1

Change in plan assets
Fair value of plan assets at the beginning of the year	$19.3	$8.1	$27.4	$13.7	$5.8	$19.5
Actual return on plan assets	0.5	1.5	2.0	0.2	0.6	0.8
Benefits paid from plan assets	(40.9)	(0.8)	(41.7)	(5.5)	(0.4)	(5.9)
Employer contributions	21.1	2.1	23.2	10.9	2.0	12.9
Translation gain (loss)	—	(0.9)	(0.9)	—	0.1	0.1

Fair value of plan assets at the end of the year	$—	$10.0	$10.0	$19.3	$8.1	$27.4

	December 31,
	2005			2004
	U.S. Pension Plans	Foreign Pension Plans	Total	U.S. Pension Plans	Foreign Pension Plans	Total
Net amount recognized
Funded status	$—	$(13.5)	$(13.5)	$(20.5)	$(15.6)	$(36.1)
Unrecognized prior service cost	—	1.1	1.1	—	1.5	1.5

Net amount recognized	$—	$(12.4)	$(12.4)	$(20.5)	$(14.1)	$(34.6)

Amounts recognized in the statement of financial position
Accrued benefit liability	$—	$(1.9)	$(1.9)	$(20.5)	$(1.6)	$(22.1)
Other long-term liabilities	—	(10.5)	(10.5)	—	(12.5)	(12.5)

Net amount recognized	$—	$(12.4)	$(12.4)	$(20.5)	$(14.1)	$(34.6)

Weighted average assumptions at the end of the year
Discount rate	0.00%	4.39%		4.86%	4.32%
Rate of compensation increase	0.0%	3.35%		0.0%	3.07%

The assets of the Company’s Grandfathered Plan were invested in short-term fixed income securities at December 31, 2004. As of December 31, 2005 and 2004, respectively, the assets of the Company’s foreign plans were invested in 46% and 39% equity securities, 43% and 48% debt securities and 11% and 13% in other investments, which included investment contracts and other short-term investments. This asset allocation is based on the anticipated required funding amounts, timing of benefit payments, historical returns on similar assets and the current economic environment.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $20.2 million, $18.7 million, and $7.4 million, respectively, as of December 31, 2005 and $60.6 million, $59.0 million, and $25.3 million, respectively as of December 31, 2004.

The expected benefits for the Company’s defined benefit plans by year from 2006 through 2010 and the five years thereafter are as follows (in millions):

Expected benefit payments
2006	$1.9
2007	0.9
2008	1.0
2009	1.4
2010	1.1
5 years thereafter	9.3

Total	$15.6

The Company recognizes a minimum liability in its financial statements for its underfunded pension plans. The total accrued pension liability was $12.4 million and $34.6 million at December 31, 2005 and 2004, respectively. The Company’s expected contributions to fund the accrued pension liability by year from 2006 through 2010 and the five years thereafter are as follows (in millions):

2006	$3.0
2007	3.0
2008	3.0
2009	3.0
2010	0.4
Thereafter	—

Total	$12.4

Defined Contribution Plans

The Company has a deferred compensation savings plan (“the Savings Plan”) for all eligible U.S. employees established under the provisions of Section 401(k) of the Internal Revenue Code. Eligible employees may contribute a percentage of their salary subject to certain limitations. The Company has elected to have a discretionary matching contribution of 100% of the first 3% of employee contributions and, if certain financial goals are achieved, up to an additional 50% of the next 6% of employee contributions. The Company recognized $3.8 million, $3.2 million and $3.3 million of expense relating to matching contributions in 2005, 2004 and 2003, respectively.

Certain foreign subsidiaries have defined contribution plans in which eligible employees participate. The Company recognized compensation expense of $0.4 million, $0.2 million and $0.4 million relating to these plans for the years ended 2005, 2004 and 2003, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Note 13:    Financial Instruments

Foreign Currencies

As a multinational business, the Company’s transactions are denominated in a variety of currencies. When appropriate, the Company uses forward foreign currency contracts to reduce its overall exposure to the effects of currency fluctuations on its results of operations and cash flows. The Company’s policy prohibits trading in currencies for which there are no underlying exposures, or entering into trades for any currency to intentionally increase the underlying exposure.

Prior to the fourth quarter of 2003, the Company’s foreign subsidiaries provided forecasts of their foreign currency exposures. The Company then aggregated the forecasted amounts and entered into foreign currency contracts in order to create an offset to the underlying exposures. Losses or gains on the underlying cash flows or investments offset gains or losses on the financial instruments. Beginning in the fourth quarter of 2003, the Company modified its foreign exchange management program so that aggregate foreign currency exposures are compared against bank forecasted foreign currency exchange rates for the next three months. If the forecasted movements are unfavorable, the Company may decide to hedge all or a portion of the applicable foreign currency exposure. The Company primarily hedges existing assets and liabilities and cash flows associated with transactions currently on its balance sheet.

At December 31, 2005 and 2004, the Company had net outstanding foreign exchange contracts with notional amounts of $11.7 million and $28.4 million, respectively. Such contracts were obtained through financial institutions and were scheduled to mature within three months. Management believes that these financial instruments should not subject the Company to increased risks from foreign exchange movements because gains and losses on these contracts, should offset losses and gains on the assets, liabilities and transactions being hedged. The following schedule shows the Company’s net foreign exchange positions in U.S. dollars as of December 31, 2005 and 2004 (in millions):

	December 31,
	2005 Buy (Sell)	2004 Buy (Sell)
Japanese Yen	$(1.2)	$(3.9)
Euro	(17.2)	(20.0)
Taiwan Dollar	—	(4.5)
Czech Koruna	3.7	—
Slovakia Koruna	3.0	—

	$(11.7)	$(28.4)

The Company is exposed to credit-related losses if counterparties to its foreign exchange contracts fail to perform their obligations. At December 31, 2005, the counterparty on the Company’s foreign exchange contracts is a highly rated financial institution and no credit-related losses are anticipated. Amounts payable or receivable under the contracts are included in other current assets or accrued expenses in the accompanying consolidated balance sheet. For 2005, 2004 and 2003, realized and unrealized foreign currency transaction gains (losses) totaled $(3.5) million, $(4.2) million and $4.6 million, respectively.

Interest Rate Agreements

As a part of the Company’s risk mitigation strategy, from time to time the Company enters into interest rate swap agreements. During the fourth quarter of 2004, the Company entered into a series of thirty interest rate swap agreements with notional amounts ranging from $210.0 million to $12.5 million each. Each interest rate swap agreement is a floating-to-fixed rate agreement based on LIBOR, and has a one-quarter duration prior to expiration. Each quarter, two interest rate swap agreements are in force through September 2008, with separate

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

high quality counterparties to diversify risks. The total notional amount of the two interest rate swap agreements in force as of December 31, 2005 and 2004 was $320.0 million and $420.0 million, respectively. The counterparties on these interest rate swap agreements are highly rated financial institutions.

These interest rate swap agreements are designated cash flow hedges protecting cash flows arising from the underlying variable rate debt. The floating rate component of the swap interest rates are set in parallel with the underlying debt ensuring effectiveness of the floating rate components of both swap and debt and interest rates and are set on the same day at the end of each quarter. The fixed rate component of the swap agreements were predefined at execution. The notional amounts are used as the basis for which the payment streams are calculated and exchanged; however, the notional amount is not a measure of the exposure to the Company because future growth in cash on the balance sheet coupled with scheduled principal payments on the debt serves as a partial offset to interest expense increases. Thus, hedges of the original notional amount are not required to protect the Company from risk while maintaining its targeted fixed-to-floating debt mix.

Amounts to be paid or received under each contract are recorded either in other current assets or in accrued expenses, within the accompanying consolidated balance sheet, and as an adjustment to interest expense.

Other

At December 31, 2005, the Company had no outstanding commodity derivatives, currency swaps or options relating to either its debt instruments or investments. The Company does not hedge the value of its equity investments in its subsidiaries or affiliated companies.

Note 14:    Fair Value of Financial Instruments

The Company uses the following methods to estimate the fair values of its financial instruments:

Cash and cash equivalents

The carrying amount approximates fair value due to the short-term maturities of such instruments.

Short-term Investments

The fair values of the Company’s short-term investments are determined by obtaining quoted market prices of such instruments.

Long-term Debt, Including Current Portion

The fair values of the Company’s long-term borrowings are determined by obtaining quoted market prices if available or market prices for comparable debt instruments.

Foreign Currency Exchange Contracts

Forward foreign exchange contracts are valued at current foreign exchange rates for contracts with similar maturities.

Interest Rate Agreements

The fair values of the Company’s interest rate swaps represent the amounts at which they could be settled and are estimated by obtaining quotes from brokers.

Series A Cumulative Convertible Redeemable Preferred Stock

The fair value of the Company’s cumulative convertible redeemable preferred stock as of December 31, 2004 was estimated as the sum of the present value of the related future cash flows discounted at a rate for a financial instrument with similar characteristics plus the estimated fair value of the conversion option using the Black Scholes option-pricing model.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

The carrying amounts and fair values of the Company’s financial instruments at December 31, 2005 and 2004 are as follows (in millions):

	December 31, 2005		December 31, 2004
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Short-term investments	$—	$—	$80.0	$79.9
Long-term debt, including current portion	(1,067.0)	(1,019.0)	(1,151.8)	(1,156.9)
Foreign currency exchange contracts	(0.2)	(0.2)	(0.1)	(0.1)
Interest rate agreements	3.8	3.8	(0.7)	(0.7)
Series A preferred stock	—	—	(131.1)	(218.8)

Note 15:    Commitments and Contingencies

Leases

The following is a schedule by year of future minimum lease obligations under non-cancelable operating leases as of December 31, 2005 (in millions):

Year ending December 31,
2006	$7.0
2007	2.3
2008	1.7
2009	0.9
2010	0.6
Thereafter	1.4

Total (1)	$13.9

(1)	Minimum payments have not been reduced by minimum sublease rentals of $0.3 million due in the future under subleases. Minimum payments include the interest portion of payments for capital lease obligations.

The Company’s existing leases do not contain significant restrictive provisions; however, certain leases contain renewal options and provisions for payment by the Company of real estate taxes, insurance and maintenance costs. Total rent expense associated with operating leases for 2005, 2004 and 2003 was $7.2 million, $9.2 million, and $13.3 million, respectively.

Other Contingencies

The Company’s manufacturing facility in Phoenix, Arizona is located on property that is a “Superfund” site, a property listed on the National Priorities List and subject to clean-up activities under the Comprehensive Environmental Response, Compensation, and Liability Act. Motorola is actively involved in the cleanup of on-site solvent contaminated soil and groundwater and off-site contaminated groundwater pursuant to consent decrees with the State of Arizona. As part of the August 4, 1999 recapitalization, Motorola has retained responsibility for this contamination, and has agreed to indemnify the Company with respect to remediation costs and other costs or liabilities related to this matter.

Manufacturing facilities in Slovakia and in the Czech Republic have ongoing remediation projects to respond to releases of hazardous substances that occurred during the years that these facilities were operated by

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

government-owned entities. In each case, these remediation projects consist primarily of monitoring groundwater wells located on-site and off-site with additional action plans developed to respond in the event activity levels are exceeded at each of the respective locations. The governments of the Czech Republic and Slovakia have agreed to indemnify the Company and the respective subsidiaries, subject to specified limitations, for remediation costs associated with this historical contamination. Based upon the information available, total future remediation costs to the Company are not expected to be material.

The Company’s manufacturing facility in East Greenwich, Rhode Island has adjoining property that has localized soil contamination. In connection with the purchase of the facility, the Company entered into a Settlement Agreement and Covenant Not To Sue with the State of Rhode Island. This agreement requires that remedial actions be undertaken and a quarterly groundwater monitoring program be initiated by the former owners of the property. Based on the information available, any costs to the Company in connection with this matter are not expected to be material.

Indemnification Contingencies

The Company is a party to a variety of agreements entered into in the ordinary course of business pursuant to which it may be obligated to indemnify the other parties for certain liabilities that arise out of or relate to the subject matter of the agreements. Some of the agreements entered into by the Company require it to indemnify the other party against losses due to intellectual property infringement, property damage including environmental contamination, personal injury, failure to comply with applicable laws, the Company’s negligence or willful misconduct, or breach of representations and warranties and covenants related to such matters as title to sold assets.

The Company is a party to various agreements with Motorola which were entered into in connection with the Company’s separation from Motorola. Pursuant to these agreements, the Company has agreed to indemnify Motorola for losses due to, for example, breach of representations and warranties and covenants, damages arising from assumed liabilities or relating to allocated assets, and for specified environmental matters. The Company’s obligations under these agreements may be limited in terms of time and/or amount and payment by the Company is conditioned on Motorola making a claim pursuant to the procedures specified in the particular contract, which procedures typically allow the Company to challenge Motorola’s claims.

The Company and its subsidiaries provide for indemnification of directors, officers and other persons in accordance with limited liability agreements, certificates of incorporation, by-laws, articles of association or similar organizational documents, as the case may be. The Company maintains directors’ and officers’ insurance, which should enable it to recover a portion of any future amounts paid.

In addition to the above, from time to time the Company provides standard representations and warranties to counterparties in contracts in connection with sales of its securities and the engagement of financial advisors and also provides indemnities that protect the counterparties to these contracts in the event they suffer damages as a result of a breach of such representations and warranties or in certain other circumstances relating to the sale of securities or their engagement by the Company.

While the Company’s future obligations under certain agreements may contain limitations on liability for indemnification, other agreements do not contain such limitations and under such agreements it is not possible to predict the maximum potential amount of future payments due to the conditional nature of the Company’s obligations and the unique facts and circumstances involved in each particular agreement. Historically, payments made by the Company under any of these indemnities have not had a material effect on the Company’s business,

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

financial condition, results of operations or cash flows. Additionally, the Company does not believe that any amounts that it may be required to pay under these indemnities in the future will be material to the Company’s business, financial condition, results of operations or cash flows.

Legal Matters

The Company is currently involved in a variety of legal matters that arise in the normal course of business. Based on information currently available, management does not believe that the ultimate resolution of these matters, including the matters described in the next paragraphs, will have a material adverse effect on the Company’s financial condition, results of operations or cash flows. However, because of the nature and inherent uncertainties of litigation, should the outcome of these actions be unfavorable, the Company’s business, financial condition, results of operations or cash flows could be materially and adversely affected.

Securities Class Action Litigation. During the period July 5, 2001 through July 27, 2001, the Company was named as a defendant in three shareholder class action lawsuits that were filed in federal court in New York City against the Company and certain of its former officers, current and former directors and the underwriters for its initial public offering. The lawsuits allege violations of the federal securities laws and have been docketed in the U.S. District Court for the Southern District of New York as: Abrams v. ON Semiconductor Corp., et al., C.A. No. 01-CV-6114; Breuer v. ON Semiconductor Corp., et al., C.A. No. 01-CV-6287; and Cohen v. ON Semiconductor Corp., et al., C.A. No. 01-CV-6942. On April 19, 2002, the plaintiffs filed a single consolidated amended complaint that supersedes the individual complaints originally filed. The amended complaint alleges, among other things, that the underwriters of the Company’s initial public offering improperly required their customers to pay the underwriters’ excessive commissions and to agree to buy additional shares of the Company’s common stock in the aftermarket as conditions of receiving shares in the Company’s initial public offering. The amended complaint further alleges that these supposed practices of the underwriters should have been disclosed in the Company’s initial public offering prospectus and registration statement. The amended complaint alleges violations of both the registration and antifraud provisions of the federal securities laws and seeks unspecified damages. Management understands that various other plaintiffs have filed substantially similar class action cases against approximately 300 other publicly-traded companies and their public offering underwriters in New York City, which have all been transferred, along with the case against the Company, to a single federal district judge for purposes of coordinated case management. The Company believes that the claims against it are without merit and have defended, and intend to continue to defend, the litigation vigorously. The litigation process is inherently uncertain, however, and the Company cannot guarantee that the outcome of these claims will be favorable for it.

On July 15, 2002, together with the other issuer defendants, the Company filed a collective motion to dismiss the consolidated, amended complaints against the issuers on various legal grounds common to all or most of the issuer defendants. The underwriters also filed separate motions to dismiss the claims against them. In addition, the parties have stipulated to the voluntary dismissal without prejudice of the Company’s individual former officers and current and former directors who were named as defendants in the Company’s litigation, and they are no longer parties to the litigation. On February 19, 2003, the Court issued its ruling on the motions to dismiss filed by the underwriter and issuer defendants. In that ruling the Court granted in part and denied in part those motions. As to the claims brought against the Company under the antifraud provisions of the securities laws, the Court dismissed all of these claims with prejudice, and refused to allow plaintiffs the opportunity to re-plead these claims. As to the claims brought under the registration provisions of the securities laws, which do not require that intent to defraud be pleaded, the Court denied the motion to dismiss these claims as to the Company and as to substantially all of the other issuer defendants as well. The Court also denied the underwriter defendants’ motion to dismiss in all respects.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

In June 2003, upon the determination of a special independent committee of the Company’s Board of Directors, the Company elected to participate in a proposed settlement with the plaintiffs in this litigation. If ultimately approved by the Court, this proposed settlement would result in the dismissal, with prejudice, of all claims in the litigation against the Company and against any of the other issuer defendants who elect to participate in the proposed settlement, together with the current or former officers and directors of participating issuers who were named as individual defendants. The proposed settlement does not provide for the resolution of any claims against the underwriter defendants, and the litigation against those defendants is continuing. The proposed settlement provides that the class members in the class action cases brought against the participating issuer defendants will be guaranteed a recovery of $1 billion by the participating issuer defendants. If recoveries totaling less than $1 billion are obtained by the class members from the underwriter defendants, the class members will be entitled to recover the difference between $1 billion and the aggregate amount of those recoveries from the participating issuer defendants. If recoveries totaling $1 billion or more are obtained by the class members from the underwriter defendants, however, the monetary obligations to the class members under the proposed settlement will be satisfied. In addition, the Company and any other participating issuer defendants will be required to assign to the class members certain claims that the Company may have against the underwriters of the Company’s initial public offerings.

The proposed settlement contemplates that any amounts necessary to fund the settlement or settlement-related expenses would come from participating issuers’ directors and officers’ liability insurance policy proceeds, as opposed to funds of the participating issuer defendants themselves. A participating issuer defendant could be required to contribute to the costs of the settlement if that issuer’s insurance coverage were insufficient to pay that issuer’s allocable share of the settlement costs. The Company expects that its insurance proceeds will be sufficient for these purposes and that the Company will not otherwise be required to contribute to the proposed settlement.

Consummation of the proposed settlement is conditioned upon obtaining approval by the Court. On September 1, 2005, the Court preliminarily approved the proposed settlement, directed that notice of the terms of the proposed settlement be provided to class members, and scheduled a fairness hearing for April 24, 2006, at which objections to the proposed settlement will be heard. Thereafter, the Court will determine whether to grant final approval to the proposed settlement.

If the proposed settlement described above is not consummated, the Company intends to continue to defend the litigation vigorously. While the Company can make no promises or guarantees as to the outcome of these proceedings, the Company believes that the final result of these actions will have no material effect on its consolidated financial condition, results of operations or cash flows.

AMS Matter. On March 22, 2005, the Company entered into a settlement agreement with Austriamicrosystems, AG (“AMS”) regarding a pending lawsuit. Under the settlement agreement the Company paid AMS $2.4 million in cash upon the signing of the agreement. The Company had previously reserved $2.5 million as a reasonable loss estimate of the loss exposure for this matter. The settlement agreement includes, among other things, a full and complete mutual release of any and all claims, except for any claims arising out of the arbitration described below. It also provides that the pending litigation will be dismissed with prejudice and each party will bear its own costs and fees incurred in connection with the litigation. The dismissal occurred shortly after the signing of the agreement. The settlement agreement requires that the Company and AMS enter into final, binding and non-appealable arbitration limited to one unresolved issue associated with the pending litigation. The arbitration is currently anticipated to be held during the second quarter of 2006. If the arbitrator rules in favor of AMS, the Company will pay an additional $2.2 million within fifteen days of the ruling by the arbitrator. If the arbitrator rules in favor of the Company, AMS will not be entitled to any additional amounts of

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

money from the Company. Each party shall bear its own costs and fees incurred in connection with the arbitration, and the parties will each pay fifty percent of the costs and fees of the arbitrator.

The matter originated out of an action filed in October 2003 in Arizona Superior Court by AMS against the Company. The complaint (i) alleged that the Company breached a foundry agreement entered into in 2000 under which AMS was to provide services to the Company, and (ii) claimed tortious interference with contract. The complaint sought approximately $5.8 million in contract damages, plus interest, costs, attorneys’ fees and exemplary damages. The Company plans to vigorously defend itself at the arbitration and believes that it will prevail at the proceeding, although there can be no assurances that this will in fact occur. The Company believes that the outcome will not have a material adverse effect on its consolidated financial condition, results of operation or cash flows.

Other Matters. On September 30, 2005, the Company entered into a settlement agreement with one of its customers and one of their customers, resolving a potential claim against the Company for costs incurred in remedying certain alleged failures of products purchased directly or indirectly from the Company. The potential claim, which was estimated by the Company’s customer to aggregate approximately $31.2 million. Under the settlement agreement, the Company agreed to pay its customer’s customer $2.5 million in cash and each party agreed to bear its own costs and expenses in connection with the claim. At the same time, the Company entered into separate agreements with its customer, in part as a result of the claim and in part in an effort to increase the Company’s business with the customer, pursuant to which the Company agreed to (i) provide certain rebates to the customer for products and services purchased from the Company by them for a period of five years beginning October 1, 2005, and (ii) rebate not less than $2.5 million in cash (regardless of actual purchases) no later than September 25, 2006. The amounts were considered to be warranty claims resulting in a warranty expense of $5.0 million during the year ended December 31, 2005.

Note 16:    Related Party Transactions

As described in Note 1: Background and Basis of Presentation, On August 4, 1999, certain related transactions were effected pursuant to an agreement among the Company, SCI LLC and TPG. As of December 31, 2005, TPG owned approximately 53% of the Company’s outstanding shares of common stock.

In connection with the amendment to the Company’s senior bank facilities in August 2001, any management fees payable to TPG or its affiliates by the Company will not accrue and not be payable in cash until the Company’s quarterly financial statements demonstrate that certain financial ratios have been achieved. TPG subsequently agreed that these fees will not accrue during the period in which the Company was not permitted to pay such fees in cash. During 2004, no TPG management fee was paid or accrued. During the fourth quarter of 2004, the Company met the requisite conditions under its amended debt agreements to allow for such annual management fee to resume. However, no services were performed by TPG during the fourth quarter of 2004, and accordingly no annual management fees were accrued for or paid during the year. Subsequent to December 31, 2004, TPG waived the right to any future management fee subject to the Company paying certain costs and expenses associated with a resale shelf registration statement of the Company’s common stock presently owned by TPG.

During 2004 the Company incurred approximately $0.2 million of costs and expenses on behalf of TPG in connection with the March 2004 registration with the Securities and Exchange Commission of approximately 111.8 million shares of the Company’s common stock, which are owned by TPG. During 2005, the Company incurred $0.3 million of costs and expenses associated with the conversion of the redeemable preferred stock held by TPG into approximately 49.4 million shares of the Company’s common stock and the issuance of

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

approximately 3.9 million shares of the Company’s common stock to TPG for the related inducement, as described in Note 9: “Redeemable Preferred Stock”.

During 2003, Motorola sold its shares of the Company’s common stock it obtained as a result of the recapitalization (described in Note 1: Background and Basis of Presentation) and is no longer a related party. Therefore, related party activities between the Company and Motorola are presented as follows (in millions) only for the year ended December 31, 2003 when Motorola was a related party:

Year ended December 31, 2003
Cash paid for:
Purchases of manufacturing services from Motorola	$8.9

Cost of other services, rent and equipment purchased from Motorola	$0.8

Cash received for:
Freight sharing agreement with Motorola	$—

Rental of property and equipment to Motorola	$5.6

Product sales to Motorola	$74.9

Note 17:    Supplemental Disclosure of Cash Flow Information

The Company’s non-cash financing activities and cash payments for interest and income taxes are as follows (in millions):

	Year ended December 31,
	2005	2004	2003
Non-cash financing activities:
Equipment acquired through capital leases	$6.2	$7.6	$6.6
Cash (received) paid for:
Interest income	$(5.5)	$(2.3)	$(2.4)
Interest expense	51.4	103.1	146.1
Income taxes	4.8	4.5	2.5

For the year ended December 31, 2005, purchases of property, plant and equipment did not include $22.3 million of purchases that remained unpaid in accounts payable as of December 31, 2005.

On November 10, 2005, the Company’s preferred stock was converted into approximately 49.4 million shares of the Company’s common stock with approximately 3.9 million additional shares of the Company’s common stock issued to induce the conversion. See “Note 9: Redeemable Preferred Stock” for further discussion. The preferred stock had a book value of $131.1 million as of December 31, 2004. The fair value of the inducement shares on November 10, 2005 was $20.4 million.

Note 18:    Segment Information

In May 2006, the Company announced a change in its organizational structure and have organized into five operating segments, which also represent five reporting segments: automotive and power regulation, computing, digital and consumer,

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

standard products and manufacturing services. Each of the Company’s major product lines has been examined and each product line has been assigned to a segment, as illustrated in the table below, based on the Company’s operating strategy. Because many products are sold into different end markets, the total revenue reported for a segment is not indicative of actual sales in the end market associated with that segment, but rather is the sum of the revenue from the product lines assigned to that segment. The Company’s manufacturing services, in which the Company manufactures parts for other semiconductor companies, principally in the newly acquired Gresham, Oregon facility, are reported in the manufacturing services segment. These segments represent the Company’s view of the business and as such are used to evaluate progress of major incentives. Information related to periods prior to this change have been revised as described below to conform to the current presentation.

Automotive & Power Regulation	Computing Products	Digital & Consumer Products	Standard Products	Manufacturing Services

AC-DC Conversion	Low & Medium MOSFET	Analog Switches	Bipolar Power	Manufacturing Services

Analog Automotive	Power Switching	Filters	Thyristor

DC-DC Conversion	Signal & Interface	Low Voltage	Small Signal

Rectifier		App. Specific Int. Power	Zener

High Voltage MOSFET			Protection

LDO & Vregs			High Frequency Standard Logic

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on income or loss from operations before interest, nonrecurring gains and losses, foreign exchange gains and losses, income taxes restructuring, asset impairments and other, net and certain other unallocated manufacturing and operating expenses.

The Company’s wafer manufacturing facilities fabricate integrated circuits for all business units as necessary and their operating costs are reflected in the segments’ cost of revenues on the basis of product costs. Because operating segments are generally defined by the products they design and sell, they do not make sales to each other. The Company does not discretely allocate assets to its operating segments, nor does management evaluate operating segments using discrete asset information.

In addition to the operating and reporting segments mentioned above, the Company also operates global operations, sales and marketing, information systems, finance and administration groups that are led by vice presidents who report to the Chief Executive Officer. A portion of the expenses of these groups are allocated to the segments based on specific and general criteria and are included in the operating results reported below. The Company does not allocate income taxes or interest expense to its operating segments as the operating segments are principally evaluated on operating profit before interest and taxes. Additionally, restructuring, asset impairments and other, net and certain other manufacturing and operating expenses, which includes corporate research and development costs, unallocated inventory reserves and miscellaneous nonrecurring expenses, are not allocated to any segment.

Revenues, gross profit and operating income for the Company’s reportable segments for the year ended December 31, 2005 are as follows in the table below, in millions. Revenues for the years ended December 31, 2004 and 2003 by segment are also included in the table below. Gross profit and operating income by segment for the years ended December 31, 2004 and 2003 are not included because it would be impractical to do so

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

because manufacturing costs and operating expenses were not systematically tracked by device in 2004 and 2003. Therefore, data does not exist to reconstruct gross profit or operating income under the new segment structure.

	Automotive & Power Regulation	Computing Products	Digital & Consumer Products	Standard Products	Manufacturing Services	Total
Year ended December 31, 2005:
Revenues from external customers	$376.4	$268.1	$131.3	$480.6	$4.2	$1,260.6
Segment gross profit	$135.0	$86.4	$61.5	$185.4	$2.0	$470.3
Segment operating income	$61.1	$33.4	$24.1	$110.8	$2.0	$231.4
Year ended December 31, 2004:
Revenues from external customers	$374.7	$276.4	$118.3	$490.5	$7.0	$1,266.9
Year ended December 31, 2003:
Revenues from external customers	$334.2	$204.7	$80.7	$446.2	$3.3	$1,069.1

Depreciation and amortization expense is included in segment operating income. Reconciliations of segment information to financial statements for the year ended December 31, 2005 are as follows (in millions):

Year Ended December 31, 2005
Gross profit for reportable segments	$470.3
Unallocated amounts:
Other unallocated manufacturing costs	(51.8)

Gross profit	$418.5

Year Ended December 31, 2005
Operating income for reportable segments	$231.4
Unallocated amounts:
Restructuring, asset impairments and other, net	(3.3)
Other unallocated manufacturing costs	(51.8)
Other unallocated operating expenses	(8.7)

Operating income	$167.6

The $51.8 million of other unallocated manufacturing costs in 2005 included manufacturing costs the Company continued to incur at the East Greenwich, Rhode Island manufacturing facility in 2005 beyond the original anticipated closure date of that facility, which were not allocated to the reportable segments. As discussed previously, the closure of the East Greenwich facility was completed in the fourth quarter of 2005 and all of the production from this facility was transferred to lower cost manufacturing facilities.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Segment information for the years ended December 31, 2005 and 2004 under the prior segment structure, including reconciliations of segment information to the consolidated financial statement amounts, are as follows (in millions):

	Integrated Power Group	Analog Products Group	Total
Year ended December 31, 2005:
Revenues from external customers	$700.0	$560.6	$1,260.6
Segment operating income	$122.4	$109.0	$231.4

Year ended December 31, 2004:
Revenues from external customers	$705.5	$561.4	$1,266.9
Segment operating income	$103.1	$93.4	$196.5

	Year Ended
	December 31, 2005	December 31, 2004
Operating income for reportable segments	$231.4	$196.5
Unallocated amounts:
Restructuring, asset impairments and other, net	(3.3)	(19.6)
Other unallocated manufacturing costs	(51.8)	(11.5)
Other unallocated operating expenses	(8.7)	(15.5)

Operating income	$167.6	$149.9

The Company operates in various geographic locations. Sales to unaffiliated customers have little correlation with the location of manufacturers. It is, therefore, not meaningful to present operating profit by geographic location. The Company conducts a substantial portion of its operations outside of the United States and is subject to risks associated with non-U.S. operations, such as political risks, currency controls and fluctuations, tariffs, import controls and air transportation.

Revenues by geographic location, including local sales and exports made by operations within each area, based on shipments from the respective country and are summarized as follows (in millions):

	Year ended December 31,
	2005	2004	2003
United States	$294.8	$343.4	$317.6
The Other Americas	4.2	4.1	4.0
United Kingdom	206.7	116.4	37.0
The Other Europe	0.1	92.7	152.3
Hong Kong	427.2	361.7	252.6
Singapore	142.4	151.3	123.2
The Other Asia/Pacific	185.2	197.3	182.4

	$1,260.6	$1,266.9	$1,069.1

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued

Property, plant and equipment by geographic location is summarized as follows (in millions):

	December 31,
	2005	2004
China	$110.6	$116.9
United States	77.1	91.6
Europe	85.6	88.6
Malaysia	74.3	72.4
Japan	64.3	75.0
The Other Asia/Pacific	25.7	25.2
The Other Americas	0.9	2.3

	$438.5	$472.0

Sales to Motorola and two other customers accounted for approximately 10%, 9%, and 13%, respectively of the Company’s revenue during 2005 compared to approximately 8%, 9% and 12%, respectively during 2004 and approximately 7%, 9% and 13%, respectively during 2003.

ON SEMICONDUCTOR CORPORATION

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

Consolidated quarterly financial information for 2005 and 2004 follows (in millions, except per share data):

	Quarter ended 2005
	April 1	July 1	September 30	December 31 (4) (5) (6)
Revenues	$302.4	$302.8	$313.6	$341.8
Gross profit	96.2	98.5	104.1	119.7
Net income before cumulative effect of accounting change	14.8	18.5	23.5	46.7
Net income	14.8	18.5	23.5	43.8
Diluted net income before cumulative effect of accounting change per common share	$0.04	$0.05	$0.06	$0.08
Diluted net income per common share	$0.04	$0.05	$0.06	$0.07

	Quarter ended 2004
	April 2 (1)	July 2 (2)	October 1	December 31 (3)
Revenues	$308.2	$333.5	$318.4	$306.8
Gross profit	95.9	112.4	103.0	98.6
Net income (loss)	(47.6)	(3.5)	15.7	(88.3)
Diluted net income (loss) per common share	$(0.23)	$(0.02)	$0.04	$(0.36)

(1)	In February 2004, the Company completed a public offering of common stock resulting in net proceeds of $227.7 million. The net proceeds were used to redeem $70.0 million outstanding principal amount of the first-lien senior secured notes and $105 million outstanding principal amount of the second-lien senior secured notes. See Note 10, “Common Stock” for further details of the offering costs and use of proceeds. In March 2004, the Company recorded net charges from restructuring, asset impairments and other of $13.1 million. The charges included $12.0 million of loss on sale of fixed assets, $1.0 million to cover employee separation costs and $0.1 million of exit costs.
(2)	In April 2004, the Company commenced a cash tender offer for all of its outstanding 12% Senior Subordinated Notes. The Company redeemed the total $260.0 million due on the notes at 106% of par value, using cash and cash equivalents. In order to finance the offer, the Company issued $260.0 million in zero coupon convertible senior subordinated notes due 2024 and cash on hand. In June 2004, the Company recorded $2.3 million in net restructuring, asset impairment and other charges. These charges include $2.1 million of employee separation charges, $0.2 million charge to cover costs associated with the separation of one of the Company’s executive officers and $0.2 million in exit costs. These charges were offset by the reversal of $1.6 million in charges associated with the December 2002 restructuring program for a net charge of $0.9 million for the quarter. See Note 5, “Restructuring, Asset Impairments and Other, net” for details of the reserve adjustments.
(3)	During the fourth quarter of 2004, the Company recorded net restructuring, asset impairment and other charges of $5.6 million which include $3.3 million of asset impairments associated with the Company’s restructuring programs, $1.9 million of exit costs, and $0.4 million of employee separation charges. In December 2004, the Company refinanced $645.5 million of term loans under its senior bank facilities, replacing $320.5 million of its tranche F term loan facility with $645.5 million of a tranche G term loan facility. Proceeds from the tranche G term loan facility were used to prepay $130.0 million principal outstanding of the first-lien senior secured notes due 2010 and $195.0 million principal outstanding of the second-lien senior secured notes due 2008. In connection with this refinancing, the Company incurred $96.3 million for loss on debt prepayment which was comprised of $67.2 million in redemption premiums, $26.2 million in capitalized closing costs and unamortized debt discounts that were written off, $2.7 million of arrangement fees, dealer manager fees and incentive fees, and $0.2 million of expenses to third parties.

ON SEMICONDUCTOR CORPORATION

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED) — Continued

(4)	In 2005, the Company adopted FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations — An Interpretation of FASB Statement No. 143” (“FIN 47”). FIN 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143 “Accounting for Asset Retirement Obligations” (“Statement 143”) refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The impact of the adoption of FIN 47 to the Company’s financial condition and results of operations for the quarter and year ended December 31, 2005 was a charge of $2.9 million, net of an income tax benefit of $0.3 million.
(5)	Diluted net income per common share before and after cumulative effect of accounting change for the quarter ended December 31, 2005 included the dividend from inducement shares issued upon conversion of convertible redeemable preferred stock of $20.4 million. On November 10, 2005, the Company entered into a Conversion and Termination Agreement with TPG to convert the preferred stock into 49,364,080 shares of common stock. Additionally, the Company issued 3,949,126 shares of common stock to TPG to induce the conversion of the preferred stock, which had a fair value of $20.4 million at the date of conversion.
(6)	Net income for the quarter ended December 31, 2005 includes an income tax benefit of $4.8 million comprised of the reversal of $9.7 million of previously accrued income taxes for anticipated audit issues and the reversal of $2.7 million valuation allowance against deferred tax assets for our Japanese subsidiary that returned to profitability, partially offset by $7.6 million of new reserves for potential liabilities in foreign taxing jurisdictions.

ON SEMICONDUCTOR CORPORATION

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

(in millions)

Description	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts		Deductions/ Writeoffs		Balance at End of Period
Allowance for doubtful accounts
Year ended December 31, 2003	$1.9	$0.5	$—		$—		$2.4

Year ended December 31, 2004	$2.4	$—	$—		$—		$2.4

Year ended December 31, 2005	$2.4	$2.0	$—		$—		$4.4	(3)

Allowance for deferred tax assets
Year ended December 31, 2003	$564.4	$72.4	$(0.6	)(1)	$—		$636.2

Year ended December 31, 2004	$636.2	$54.8	$3.6	(2)	$—		$694.6

Year ended December 31, 2005	$694.6	$—	$2.2	(2)	$(27.6	)(5)	$669.2

Allowance for tax receivables
Year ended December 31, 2003	$—	$—	$—		$—		$—

Year ended December 31, 2004	$—	$9.9	$—		$—		$9.9

Year ended December 31, 2005	$9.9	$0.1	$(0.7	)(4)	$—		$9.3

(1)	Primarily represents the valuation allowance related to the additional minimum pension liability and effects of cash flow hedges recorded in accumulated other comprehensive loss, partially offset by the valuation allowance related to the cumulative effect of accounting change in 2003 and to the tax benefit for stock options.
(2)	Represents the valuation allowance related to the tax benefit for stock options.
(3)	The allowance for doubtful accounts as of December 31, 2005 includes $1.6 million of reserves against receivables that are expected to be collected after 2006 and are included in other assets on the consolidated balance sheet.
(4)	Represents the change due to fluctuations of foreign currency values.
(5)	Represents the change in valuation allowance related to the decrease in deferred tax assets, primarily in the United States.